EXHIBIT 4.3

ALLSTATE 401(k) SAVINGS PLAN

(As Amended and Restated Effective March 1, 2009)

i

TABLE OF DEFINED TERMS

TERM	SECTION	PAGE

Account	7.1	31
Accounting Date	7.2	32
Administrative Committee	11.1	65
Affiliate	1.4	3
After-Tax Account	7.1(b)	31
After-Tax Deposits	3.2	9
Annual Addition	7.10	35
Average Deferral Percentage	3.7(a)	14

Basic Pre-Tax Deposits	3.1	8
Beneficiary	9.4	49

Catch-Up Deposits	3.11	17
Catch-Up Eligible Participant	3.11(a)(ii)	19
Claim	11.9	70
Claimant	11.9	70
Code	1.1	1
Company	1.1	1
Company Account	7.1(c)	31
Company Shares	10.1	54
Contribution Percentage	17.11	37
Controlled Group Member	6.3	30

Designated Beneficiary	9.4	49
Distributable Dividends	10.3	56

Effective Date	1.3	3
Elective Deferrals	3.6	12
Eligible Compensation	3.5	11
Eligible Participant	7.5	32
Employee	2.3	6
Employer	1.4	3
ERISA	1.1	1
ESOP Loan	10.2	54

Fair Market Value	10.7	61
Five Year Break in Service	9.1	44

Highly Compensated Employee	3.8	15
Hour of Service	2.1	4

Investment Committee	11.3	67
Investment Funds	5.2	24
Investment Manager	11.4	67

TERM	SECTION	PAGE

Leased Employee	2.3	6
Leave of Absence	2.4	7

Nonparticipating Controlled Group Member	6.3	30
Nonvested	9.1	44

Participant	2.1	4
Participant Deposits	1.2	1
Participation Share Contribution	4.1	20
Performance Share Contribution	4.1	20
Plan	Introduction	1
Plan Administrator	11.2	65
Plan Year	1.3	3
Pre-Tax Account	7.1(a)	31
Pre-Tax Deposits	3.1	8
Prior Plan	1.3	3

Qualified Nonelective Contributions	3.12	20

Regular Accounting Date	7.2	32
Regular Full-Time Employee	2.1	4
Regular Part-Time Employee	2.1	4
Rollover Account	7.1(d)	31
Rollover Deposit	7.8	34

Section 415 Compensation	7.10	35
Settlement Date	6.1	29
Special Accounting Date	7.2	32
Spouse	9.4	49
Stock Bonus/ESOP	1.1	1
Subsidiary	1.4	3
Suspense Account	10.2	54

Trust Fund	5.1	24
Trustee	1.6	4

Valuation Date	7.4	32
Vested	9.1	44
Vesting Service	9.1	44

v

ALLSTATE 401(k) SAVINGS PLAN

(As Amended and Restated Effective March 1, 2009)

SECTION 1

Introduction

The Savings and Profit Sharing Fund of Allstate Employees, as amended and restated effective January 1, 2006, and as subsequently amended from time to time, is hereby amended and restated effective March 1, 2009 as set forth herein (the “Plan”) and is hereby renamed the Allstate 401(k) Savings Plan.

1.1           Purpose.  The Plan is maintained by The Allstate Corporation (the “Company”) to enable eligible Employees to provide for their future security by accumulating funds, sharing in the contributions of the Employers, and acquiring a proprietary interest in the Company.  The Plan consists of a profit sharing and stock bonus plan containing a cash or deferred arrangement which is intended to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).  The stock bonus portion of the Plan includes a leveraged and a non-leveraged employee stock ownership plan which is intended to meet the requirements of Section 409 and Section 4975(e)(7) of the Code.  The stock bonus and employee stock ownership portion of the Plan (the “Stock Bonus/ESOP”) is designed to invest primarily in Company Shares (as defined in subsection 10.1), which constitute qualifying employer securities under Section 407(d)(5) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and Section 4975(e)(8) of the Code.

1.2           Structure of the Plan.  As noted in subsection 1.1 above, the Plan consists of a profit sharing component and a Stock Bonus/ESOP component.  The Stock Bonus/ESOP consists of a leveraged employee stock ownership plan and a non-leveraged employee stock ownership plan.  The leveraged portion of the Stock Bonus/ESOP consists of the Suspense Account (as defined in subsection 10.2), all Employer Contributions and earnings that are used to repay an ESOP Loan and, subject to Participants’ diversification/investment elections as described below, all Company Shares allocated to Participants’ Accounts that were acquired with the proceeds of an ESOP Loan.  The non-leveraged portion of the Stock Bonus/ESOP shall consist of the portion of each Participant’s Accounts that is invested in the Allstate Stock Fund (other than Company Shares acquired with the proceeds of an ESOP Loan).

Although the Stock Bonus/ESOP portion of the Plan is designed to be invested primarily in Company Shares, the Company understands and recognizes that Participants may want to diversify the investment of their Accounts to minimize the risk of loss associated with the investment in a single security.  Accordingly, the Plan provides that Participants may elect to diversify all or part of their Participant Pre-Tax Deposits, Catch-Up Deposits and After-Tax Deposits (such Pre-Tax Deposits, Catch-Up Deposits and After-Tax Deposits shall be referred to collectively as “Participant Deposits”), Qualified Nonelective Contributions and Rollover Deposits by directing the Trustee to transfer such deposits and contributions to the profit sharing portion of the Plan and invest such deposits and contributions among the Investment Funds described in subsection 5.2(b) in accordance with and subject to the terms and conditions of subsection 5.3.  In addition, Participants may elect to transfer all or part of their Accounts held under the Stock Bonus/ESOP portion of the Plan to the profit sharing portion of the Plan and invest such transferred amounts among the Investment Funds described in subsection 5.2(b) in accordance with and subject to the terms and conditions of subsections 5.4 and 5.5.  Any amounts so transferred to the profit sharing portion of the Plan will no longer be treated as part of the Stock Bonus/ESOP portion of the Plan, including for purposes of determining whether the

Stock Bonus/ESOP portion of the Plan satisfies the requirement that its assets be invested primarily in qualifying employer securities.

Participants may also elect to have all or part of their Accounts invested under the profit sharing portion of the Plan transferred to the Stock Bonus/ESOP portion of the Plan for investment in the Allstate Stock Fund in accordance with and subject to the terms and conditions of subsections 5.4 and 5.5.  Any amounts so transferred to the Stock Bonus/ESOP portion of the Plan will no longer be treated as part of the profit sharing portion of the Plan.

1.3           Effective Date, Plan Year.  The Plan was established as of June 30, 1995 as a successor to The Savings and Profit Sharing Fund of Sears Employees (the “Prior Plan”) as it applied to Employees of the Employers.  The “Effective Date” of the amendment and restatement of the Plan as set forth herein is March 1, 2009.  A “Plan Year” is the 12-month period beginning on January 1 and ending on the next following December 31.

1.4           Employers.  Any Subsidiary or Affiliate of the Company may adopt the Plan with the Company’s consent, as described in subsection 12.1.  A “Subsidiary” of the Company is any corporation 80 percent or more of the voting stock of which is owned, directly or indirectly, by the Company.  An “Affiliate” of the Company is any corporation 80 percent or more of the voting stock of which is owned, directly or indirectly, by the owner or owners of 80 percent or more of the voting stock of the Company.  The Company and any Subsidiaries or Affiliates of the Company which adopt the Plan are referred to below collectively as the “Employers” and sometimes individually as an “Employer.”

1.5           Administration of the Plan.  The Plan is administered by an administrative committee (the “Administrative Committee”) appointed by the Profit Sharing Committee of the Company, as described in Section 11.  Any notice or document required to be given to or filed with the Administrative Committee will be properly given or filed if delivered or mailed, by certified mail, postage prepaid, to the Administrative Committee, the Allstate 401(k) Savings Plan, in care of the Company, at Northbrook, Illinois.

1.6           Funding of Benefits.  Funds contributed under the Plan are held, until distribution, by a trustee (the “Trustee”) appointed by the Company, in accordance with the terms of a trust agreement between the Company and the Trustee which implements and forms a part of the Plan.  The provisions of and benefits under the Plan are subject to the terms and provisions of the trust agreement.  The assets of the Plan are managed by a plan investment committee (the “Investment Committee”) appointed by the Company, as described in Section 11.

1.7           Plan Supplements.  The provisions of the Plan may be modified by supplements to the Plan.  The terms and provisions of each supplement are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the supplement.

SECTION 2

Eligibility and Participation

2.1           Eligibility.  Each Employee of an Employer will become a “Participant” and will be eligible to participate in the Plan on the date on which he meets all of the following requirements:

(a)                        He has attained age 18 years;

(b)                       He is either:

(i)                            a Regular Full-Time Employee, or

(ii)                         a Regular Part-Time Employee; and

(c)                        He is neither: (i) a resident of Puerto Rico, nor (ii) a nonresident alien (other than a person employed by an Employer under the H-1B visa program and working in the United States).

A “Regular Full-Time Employee” means any Employee of an Employer who regularly is scheduled to work the full work week in the unit to which he is assigned.

A “Regular Part-Time Employee” means any Employee of an Employer who regularly is scheduled to work less than the full work week in the unit to which he is assigned, but who has completed a 12-month period commencing on his date of hire or any anniversary of his date of hire during which he has completed 1,000 or more Hours of Service.  An “Hour of Service” means each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer for the performance of duties and for reasons other than the performance of duties (but no more than 501 hours for any single continuous period during which no duties are performed), including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer, determined and credited in accordance with Department of Labor Reg. Sec. 2530.200b-2.  For this purpose, Hours of Service shall include all hours that, under the provisions of Sections 414(b), (c), (m), (n) and (o) of the Code, are treated as Hours of Service with an Employer.  If an Employee who fails to meet the requirements of subparagraph 2.1(c) has satisfied the requirements of subparagraphs 2.1(a) and (b), he will become eligible to participate in the Plan on the date he subsequently meets the requirements of subparagraph 2.1(c).  If an Employee satisfies the requirements of subparagraphs 2.1(a), (b) and (c) as of his date of employment or reemployment by an Employer, he will become eligible to participate in the Plan as of that date.

2.2           Participation Voluntary.  Participation in the Plan on the part of eligible employees is voluntary.  The Employers will notify each Employee of the date on which he becomes eligible to participate in the Plan.

2.3           Employees.  For all purposes of the Plan, the term “Employee” shall not include persons who are performing services for and/or are classified by an Employer in one of the following categories:

(a)                                  An “Independent Contractor,” which means a person who provides services to an Employer under a contract, arrangement or understanding (i) between the Employer (or any Controlled Group Member) and such person or (ii) between an Employer (or any Controlled Group Member) and an agency or leasing organization, pursuant to which such person shall perform such services as an independent agent, contractor, consultant, leased employee (whether or not such person constitutes a leased employee within the meaning of Section 414(n) of the Code), or in any other job classification, title or status that is not classified or categorized as an “employee” on the Employer’s books and records, even if such person is determined by a court or governmental agency to be a common law employee or a statutory employee for purposes of Code Section 3121(d).  “Independent Contractor” includes: (a) those persons who have entered into an Exclusive Agent Independent Contractor Agreement with an Employer, and (b) those persons who have entered into an Exclusive Financial Specialist Independent Contractor Agreement with the Company or any subsidiary or affiliated corporation, regardless whether such person is considered to be a common law employee or a statutory employee for purposes of Code Section 3121(d).

(b)                                 A “Full Time Temporary Employee,” which means a person who is regularly scheduled to work the full work-week for periods of 16 weeks or less.

(c)                                  A “Part Time Employee,” which means a person who is regularly scheduled to work less than the hours that comprise a full work-week, but who has not satisfied the time and services requirements to be a “Regular Part Time Employee.”

(d)                                 A “Leased Employee,” which means, with respect to an Employer or any Controlled Group Member (a “Recipient”), any person who pursuant to an agreement between the Recipient and any other person (a “Leasing Organization”) has performed services for the Recipient and any related person (determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, if such services are performed under primary direction or control by the Recipient.  The period during which a Leased Employee performs services for a Recipient shall be taken into account for purposes of subsections 2.1 and 9.1 of the Plan if such Leased Employee becomes an Employee of an Employer; unless (i) such Leased Employee is a participant in a money purchase pension plan maintained by the Leasing Organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and (ii) Leased Employees do not constitute more than 20 percent of the Recipient’s nonhighly compensated workforce.

(e)                                  An “International Employee,” which means (i) a person who is employed by an Employer whose permanent employment location is outside of the United States, regardless whether such person is on a temporary assignment within the United States and (ii) non-resident aliens other than persons employed by an Employer under the H-1B visa program and working in the Untied States.

(f)                                    An “Otherwise Excluded Person,” which means any person who is excluded from participation in this Plan by any other provision of the Plan or pursuant to an agreement with an Employer that excludes such individual from participation in the Plan.

(g)                                 An “Excluded Employee Agent,” which means an R3000 Employee Agent employed under either an Allstate R3000 Exclusive Agent Employment Agreement or an Allstate New Jersey R3000 Exclusive Agent Employment Agreement, or an Agent Trainee employed under an agent trainee employment agreement including but not limited to an Allstate R2672 Agent Trainee Employment Agreement.

If a person is not considered to be an “Employee” for purposes of Plan eligibility, a later change in the person’s status, even if the change in status is applicable to prior years, will not have a retroactive effect for Plan purposes.

2.4           Leave of Absence.  A Leave of Absence will not interrupt continuity of service or participation in the Plan.  A “Leave of Absence” for plan purposes means an absence from work which is not treated by the Employers as a termination of employment or which is required by law to be treated as a Leave of Absence.  Leaves of Absence will be granted under employer rules applied uniformly to all Employees similarly situated.  Effective October 13, 1996, with respect to reemployments initiated on or after December 12, 1994, notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit (including Vesting Service) with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. In addition, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)) on or after January 1, 2008, such Participant’s beneficiaries shall be entitled to receive the benefits that they would have been entitled to receive under this Plan (other than benefits attributable to contributions for the period of qualified military service) had the Participant resumed employment on the day preceding his death and terminated employment on the date of his death.

2.5           Resumption of Participation.  If a Participant’s employment with all of the Employers and Controlled Group Members should terminate and such Participant is subsequently reemployed by an Employer, he shall be eligible to participate in the Plan as of his date of rehire if he then meets the requirements of subsection 2.1.  If an Employee who is not participating in the Plan should terminate employment and then subsequently be reemployed by an Employer, his eligibility for participation shall be determined in accordance with subsection 2.1.

SECTION 3

Participant Deposits

3.1           Participant Pre-Tax Deposits.  Under the terms stated below, and subject to any limitations required under Code Section 401(k) or any other applicable law, and subject to any limitations and restrictions contained in the Plan or established by the Administrative Committee, a Participant, if he so desires, may elect to have his Eligible Compensation (as defined in subsection 3.5) reduced and contributed to the Plan as a “Pre-Tax Deposit.”  The

Eligible Compensation for any payroll period of any Participant who makes an election under this subsection 3.1 will be reduced by the percentage of Eligible Compensation specified in the Participant’s election.  Such reduction will occur at the time such Eligible Compensation would have been currently available to the Participant in the absence of such election.  The percentage of Eligible Compensation that a Participant may elect shall not exceed the maximum percentage of Eligible Compensation permitted by the Administrative Committee.  The Administrative Committee may prospectively change the maximum percentage from time to time.  Each election by a Participant under this subsection shall be made at such time and in such way as the Administrative Committee determines and will be subject to such rules as the Administrative Committee may establish from time to time.  A Participant’s Eligible Compensation for any payroll period shall be reduced by the percentage of Eligible Compensation specified in the Participant’s election in effect under this subsection at the time such Eligible Compensation becomes currently available to the Participant.  An election made under this subsection shall apply solely to Eligible Compensation that is not currently available to the Participant as of the date the election is made and shall remain in effect until revoked or modified by the Participant or until the Participant fails to meet the requirements of subsection 2.1.  References in the Plan to a Participant’s “Basic Pre-Tax Deposits” means the portion of the Participant’s Pre-Tax Deposits for the Plan Year that does not exceed 5 percent of his Eligible Compensation for the Plan Year.

3.2           Participant After-Tax Deposits.  Under the terms stated below, and subject to any limitations required by law, contained in the Plan or established by the Administrative Committee, a Participant, if he so desires, may elect to make “After-Tax Deposits” under the Plan in the percentage of Eligible Compensation (as defined in subsection 3.5) elected by the Participant, which may not exceed the maximum percentage of his Eligible Compensation established by the Administrative Committee.  The Administrative Committee may prospectively change the maximum percentage from time to time.  Each election by a Participant under this subsection shall be made at such time and in such way as the Administrative Committee determines, and will be subject to such rules as the Administrative Committee may establish from time to time.  A Participant’s After-Tax Deposits for any payroll period shall be deducted from the Participant’s Eligible Compensation for such payroll period in an amount equal to the percentage of Eligible Compensation specified in the Participant’s election in effect under this subsection at the time such Eligible Compensation becomes currently available to the Participant.  An election made under this subsection shall apply solely to Eligible Compensation that is not currently available to the Participant as of the date the election is made and shall remain in effect until revoked or modified by the Participant or until the Participant fails to meet the requirements of subsection 2.1.

3.3           Payment of Participant Deposits.  Each Employer shall contribute to the Trust on behalf of each Participant employed by such Employer the amount by which such Participant’s compensation was reduced under subsections 3.1 (Pre-Tax Deposits) and 3.11 (Catch-Up Deposits) and the amount deducted from such Participant’s compensation under subsection 3.2 (After-Tax Deposits) as soon as practicable after the compensation from which such amounts were so reduced or deducted is paid to the Participant, but not later than the 15th business day of the month following the month in which such compensation was paid.  All Participant Deposits shall be contributed in cash.

3.4           Variation, Discontinuance and Resumption of Participant Deposits.  A Participant may elect to change his deposit rate (but not retroactively) within the limits specified in subsections 3.1, 3.2 and 3.11, to discontinue deposits or to resume deposits.  Each such election by a Participant shall be made at such time and in such manner as the Administrative Committee shall determine and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee; provided, however, that any such change or discontinuance shall apply solely to Eligible Compensation that is not currently available to the Participant as of the date the change or discontinuance is properly made.

3.5           Eligible Compensation.  A Participant’s “Eligible Compensation” for any Plan Year shall mean, except as excluded in this subsection 3.5, total cash compensation not in excess of the maximum limitation described in Section 401(a)(17) of the Code (as that limitation is adjusted from time to time by the Secretary of the Treasury to reflect cost of living increases) paid to such Participant in the aggregate by the Employers prior to the date of termination for personal services rendered as an Employee during any calendar year of employment, including: salary; wages; bonuses; pay for Paid Time Off (PTO) Bank days taken; holiday pay; overtime pay; Employer payments for short term disability and temporary military service; Pre-Tax Employee Deposits under this or any other qualified profit sharing or stock bonus plan maintained by an Employer; and pre-tax contributions to a plan designed to comply with Section 125 of the Code.  Eligible Compensation excludes: amounts paid in the Participant’s final paycheck received on or after the date of termination; lump sum and periodic payments paid upon termination or retirement, including payments in accordance with any severance policy or plan maintained by the Employers; service allowances; stay and sign-on bonuses; lump sum payments for PTO Bank days earned but not taken; payments related to the cash-out of PTO Bank days bought but not taken; payments for PTO Bank days sold;  payments made in settlement of disputes (including amounts in lieu of wages or salary); retainers, payments or reimbursements in connection with moving or living expenses; foreign allowances; medical expenses reimbursements; prizes or awards, including awards for special merit or achievement; taxable fringe benefits, including tax gross-up payments on fringe benefits; dividends paid with respect to shares of restricted stock; and dividend equivalents on restricted stock units, value of stock options or stock appreciation rights and tax benefit rights relating to stock options; cash payments received pursuant to stock options; payments under any long-term executive compensation plans; performance units or restricted stock awards and stock received in settlement of restricted stock units.  Eligible Compensation also excludes: payments (including bonuses) for Plan Business (i.e., business which is placed through or reinsured with a plan, association or organization established pursuant to a statute or regulation or a cooperative plan of the insurance industry (including assigned risk business, California Earthquake Authority, facility business, flood business, and Hawaii Hurricane Relief Fund)), involuntary insurance business (including business written under a Joint Underwriting Association or FAIR Plan and business which is written by the Company and its subsidiaries pursuant to an order mandating depopulation of Plan Business), General Underwriters Agency, Inc. business, and any business owned by an agent; retirement or profit sharing benefits; distributions from any deferred compensation plan; amounts paid after death, disability (except Employer payments for short term disability), termination or retirement; debt forgiveness by the Employers; Employer-paid contributions and benefit credits for any welfare benefit plans or any profit participation or stock plans; long-term disability benefit payments; workers’ compensation payments; and any other similar types of compensation which may be specifically excluded by action of the Administrative Committee.

3.6           Maximum Amount of Participant Pre-Tax Deposits.  In no event shall the sum of (i) the Participant’s Pre-Tax Deposits, (ii) any elective deferrals excluded from the Participant’s gross income made under any other plan described in Section 401(k), 403(b), 408(k) or 408(p)(2) of the Code maintained by a Controlled Group Member and (iii) if the Participant shall notify the Administrative Committee in writing of any other plan described in Code Section 401(k), 403(b), 408(k) or 408(p)(2) under which elective deferrals are excluded from the Participant’s gross income, any other elective deferrals excluded from the Participant’s gross income made under such other plan(s) for any calendar year (such sum referred to as “Elective Deferrals”) exceed the applicable dollar limit imposed under Code Section 402(g)(1) for such calendar year (as adjusted for cost of living increases as determined by the Commission of the Internal Revenue Service) and as increased in accordance with regulations or rulings prescribed by the Secretary of Treasury or his delegate under Code Section 402(g)(7) with respect to any Participant who is a qualified employee (as defined in Code Section 402(g)(7)(C)) in a plan described in Code Section 403(b) maintained by a qualified organization (as defined in Code Section 402(g)(7)(B)).  Notwithstanding the foregoing, for purposes of this subsection 3.6, the term Elective Deferrals shall not include the Participant’s Catch-Up Deposits made pursuant to subsection 3.11 or any catch-up contributions described in Code Section 414(v) made on behalf of the Participant under any other plan.  If, because of the foregoing limitation and after taking into account any recharacterization of Pre-Tax Deposits as Catch-Up Deposits required in accordance with subparagraph 3.11(b)(ii), a portion of the Pre-Tax Deposits made by a Participant may not be credited to his Account for a calendar year, such portion (adjusted for income, gains or losses thereon in accordance with subsection 7.12) shall be distributed to the Participant by April 15 of the following calendar year.  Any Employer Contributions (adjusted for income, gains and losses in accordance with subsection 7.12) made with respect to Pre-Tax Deposits that are distributed to the Participant pursuant to this subsection 3.6 shall be forfeited and applied to reduce future Employer Contributions.

3.7           Limitation on Participant Pre-Tax Deposits.  Notwithstanding the foregoing provisions of this Section 3, in no event shall the Average Deferral Percentage (as defined below) for any Plan Year of the Highly Compensated Employees (as defined in subsection 3.8) who are Plan Participants exceed the greater of:

(a)                                  the Average Deferral Percentage of all other Participants for the current Plan Year multiplied by 1.25; or

(b)                                 the lesser of (i) Average Deferral Percentage of all other Participants for the current Plan Year multiplied by 2.0, or (ii) the Average Deferral Percentage of all other Participants for the current Plan Year plus 2 percentage points.

The “Average Deferral Percentage” of a group of Participants for a Plan Year means the average of the ratios, determined separately for each Participant in such group (the “ADR”) of:  (i) the Pre-Tax Deposits made by such Participant for such Plan Year (plus, at the discretion of the Administrative Committee, all or any portion of the Qualified Nonelective Contributions made on behalf of the Participant for such Plan Year); to (ii) the Participant’s compensation (as defined in subsection 3.8) for such Plan Year.  Except to the extent provided in subparagraph 3.11(b), Catch-Up Deposits described in subsection 3.11 shall not be taken into Account in determining the Average Deferral Percentages.  For purposes of this subsection 3.7, a Participant means any Employee who is directly or indirectly eligible to make Pre-Tax Deposits under the Plan.

If the Average Deferral Percentage for the Highly Compensated Employees exceeds the foregoing limitations, the Pre-Tax Deposits of the Highly Compensated Employees for the Plan Year will be reduced in the following steps:

Step 1:  The aggregate amount of the excess Pre-Tax Deposits of the Highly Compensated Employees for the Plan Year (the “Aggregate Excess”) shall be determined by hypothetically reducing the Pre-Tax Deposits of the Highly Compensated Participants for such Plan Year in descending order beginning with the Highly Compensated Employees with highest ADRs until the Average Deferral Percentage of the Highly Compensated Employees satisfies the foregoing limitations for such Plan Year.

Step 2.  The Pre-Tax Deposits made by the Highly Compensated Employees will be reduced in descending order beginning with the Highly Compensated Employees with the largest amount of Pre-Tax Deposits until the Highly Compensated Employees’ Pre-Tax Deposits have been reduced by the entire Aggregate Excess.

If, because of the foregoing limitations and after taking into account any recharacterization of Pre-Tax Deposits as Catch-Up Deposits required in accordance with subparagraph 3.11(b)(iii), a portion of the Pre-Tax Deposits made by a Highly Compensated Employee may not be credited to his Account for a Plan Year, such portion (adjusted for income, gains or losses thereon in accordance with subsection 7.12) shall be distributed to such employee within two and one-half months after the end of that Plan Year.

If a Participant has made both excess deferrals and excess pre-tax deposits (as defined in subsection 7.12), the return of such amounts shall be coordinated to the extent necessary to prevent duplication.

Any Employer Contributions (adjusted for income, gains and losses in accordance with subsection 7.12) made with respect to Pre-Tax Deposits that are distributed to a Highly Compensated Employee pursuant to this subsection 3.7 shall be forfeited and applied to reduce future Employer Contributions.

3.8           Highly Compensated Employee.  “Highly Compensated Employee” means any present or former Employee who:

(a)                                  was a 5 percent owner of an Employer during the current or immediate preceding Plan Year; or

(b)                                 received annual compensation from the Employers during the immediate preceding Plan Year in excess of $105,000 (in 2008 for purposes of determining Highly Compensated Employees in 2009, as adjusted in subsequent years in accordance with regulations and rulings under Section 414(q) of the Code).

For purposes of subsections 3.7, 3.8, 3.11(a), 3.12 and 7.11, an Employee’s compensation means his wages as defined in Section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and all other payments of compensation to the Employee by an Employer or Controlled Group Member for which the Employer or Controlled Group Member is required to furnish a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, increased by the amounts excludable from income under Sections 125, 132(f)(4) and 402(e)(3) of the Code.  For purposes of subsections 3.7, 3.11(a), 3.12 and 7.11, an Employee’s compensation (as defined above) for a Plan Year shall not exceed the maximum limitation described in Section 401(a)(17) of the Code (as that limitation is adjusted from time to time by the Secretary of the Treasury to reflect cost of living increases).

3.9                                 Aggregation Rules.  For purposes of subsections 3.7 and 7.11, all Participant Pre-Tax Deposits, Participant After-Tax Deposits, Qualified Nonelective Contributions and employer matching contributions made under two or more plans that are aggregated for purposes of Section 401(a)(4) and Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan; and if two or more plans are aggregated for purposes of Section 401(k) or Section 401(m) of the Code, the aggregated plans must satisfy Sections 410(b) and 401(a)(4) of the Code as if they were a single plan.  A Highly Compensated Employee’s deferral percentage under subsection 3.7 and contribution percentage under subsection 7.11 shall be determined by treating all cash or deferred arrangements maintained by an Employer or Controlled Group Member under which such Highly Compensated Employee is eligible as one arrangement.

3.10                           Special Rules for Deposits.  Deposits under this Section 3 shall be subject to the following rules:

(a)                                  The amount of a Participant’s Pre-Tax Deposits and After-Tax Deposits for a payroll period may not in the aggregate exceed 30 percent (or such greater percentage as the Administrative Committee may permit) of such Participant’s Eligible Compensation for such payroll period.  Catch-Up Deposits are not taken into Account for purposes of applying this subparagraph (a).

(b)                                 Participant Deposits may not be made by, or withheld from, the compensation of any individual whose place of employment with an Employer is outside of the United States of America and who is neither a citizen nor a resident of the United States of America.

(c)                                  Participants who are residents of Puerto Rico may not make Participant Deposits.

3.11                           Catch-Up Deposits.  A Participant who has attained age 50 or who will attain age 50 before the last day of the Plan Year (a “Catch-Up Eligible Participant”), if he so desires, may elect to have his Eligible Compensation reduced and contributed to the Plan as a “Catch-Up Deposit” in such amount or percentage of Eligible Compensation as elected by the Participant.  The amount of Catch-Up Deposits that may be made on behalf of a Catch-Up Eligible Participant may not exceed the Participant’s Eligible Compensation (as defined in subsection 3.5) for the payroll period reduced by Pre-Tax Deposits, any pre-tax contributions to any plan designed to comply with Section 125 of the Code made on his behalf with respect to such Eligible Compensation and any employment taxes or other payroll deductions.  Each election by a Catch-Up Eligible Participant under this subsection shall be made at such time and in such way as the Administrative Committee determines and will be subject to such rules as the

Administrative Committee may establish from time to time.  Such rules may require or permit a Catch-Up Eligible Participant’s election to specify a percentage of Eligible Compensation or a specified dollar amount per payroll period.

Subject to the limitations described in subparagraph (a) below, a Participant’s Eligible Compensation for any payroll period shall be reduced by the percentage of Eligible Compensation or dollar amount specified in the Catch-Up Eligible Participant’s election in effect under this subsection at the time such Eligible Compensation becomes currently available to the Participant.  An election made under this subsection shall apply solely to Eligible Compensation that is not currently available to the Catch-Up Eligible Participant as of the date the election is made and shall remain in effect until revoked or modified by the Participant or until the Catch-Up Eligible Participant fails to meet the requirements of subsection 2.1.

Notwithstanding the foregoing, the amount of Catch-Up Deposits that may be made on behalf of a Catch-Up Eligible Participant for any calendar year shall not exceed the maximum amount set forth in subparagraph (a) below.  In addition, while a Catch-Up Eligible Participant may elect to make Catch-Up Eligible Deposits at any time during the calendar year, the amount treated as Catch-Up Deposits for any calendar year shall be determined as of the last day of the year after taking into account the adjustments to the amount of Catch-Up Deposits and Pre-Tax Deposits as described in subparagraph (b) below.

(a)                                  Annual Limit on Catch-Up Deposits.  In no event shall the sum of the Participant’s Catch-Up Deposits under the Plan and his catch-up contributions described in Section 414(v) of the Code made under any other plan maintained by a Controlled Group Member for a calendar year exceed the lesser of:

(i)                                     The applicable dollar limit imposed under Code Section 414(v)(2)(B) for the calendar year, as adjusted for cost of living increases in accordance with regulations or rulings prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Code Section 414(v)(2)(C); or

(ii)                                  The Catch-Up Eligible Participant’s compensation (as defined in subsection 3.8) for such year, reduced by the amount of the Pre-Tax Deposits made on behalf of the Participant under this Plan for such year and the amount of Elective Deferrals (as defined in subsection 3.6) for such year made on behalf of the Catch-Up Eligible Participant under any other plan maintained by an Employer or Controlled Group Member.

(b)                                 Year-End Adjustments to Catch-Up Deposits.  The amount of a Catch-Up Eligible Participant’s Catch-Up Deposits for a calendar year shall not be determinable until the last day of the year.  An amount contributed under this subsection 3.11 shall be treated as a Catch-Up Deposit only if the Participant’s Pre-Tax Deposits for the year equal or exceed the Plan limits described in subsection 3.1 or 3.10, the statutory contribution limits described in subsection 3.6 or 7.10, or the nondiscrimination limits described in subsection 3.7.  Accordingly, as of the last day of the calendar year, the amount of a Catch-Up Eligible Participant’s Catch-Up Deposits and Pre-Tax Deposits for a calendar year shall be adjusted as follows.

(i)                                     Plan Limits.  As of the last day of the calendar year, and before application of subsections 3.6, 3.7 and 7.10, all or a portion of a Participant’s Catch-Up Deposits made during such year shall be recharacterized as Pre-Tax Deposits to the extent that such recharacterization does not cause the Participant’s Pre-Tax Deposits for the year to exceed the maximum amount the Participant could have elected for such year under subsection 3.1 and subsection 3.10 had the Participant elected the maximum percentage of Eligible Compensation permitted under subsections 3.1 and 3.10 at all times during such year.

(ii)                                  Statutory Limits.  If a Catch-Up Eligible Participant’s Elective Deferrals (as defined in subsection 3.6) for a calendar year exceed the limitations imposed under subsection 3.6 or 7.10 for the year, the excess Pre-Tax Deposits shall be recharacterized as Catch-Up Deposits for such year but only to the extent that the amount of Catch-Up Deposits for such year after application of this clause (ii) does not exceed the maximum amount of Catch-Up Deposits permitted under subparagraph 3.11(a).

(iii)                               Nondiscrimination Limits.  If the Pre-Tax Deposits made on behalf of any Catch-Up Eligible Participant who is a Highly Compensated Employee are reduced pursuant to the nondiscrimination requirements of subsection 3.7, the Pre-Tax Deposits so reduced shall be recharacterized as Catch-Up Deposits for such year but only to the extent that the amount of Catch-Up Deposits for such year after application of clauses (i) and (ii) above does not exceed the maximum amount of Catch-Up Deposits permitted under subparagraph 3.11(a).

3.12                           Qualified Nonelective Contributions.  Each Employer shall contribute to the Trust such amount, if any, for a Plan Year as determined by the Company in its discretion, as a Qualified Nonelective Contribution.  Qualified Nonelective Contributions for a Plan Year shall be allocated to the Pre-Tax Account of the Participant who (i) is not a Highly Compensated Employee, (ii) is employed by an Employer or Controlled Group Member on the last day of the Plan Year and (iii) has the lowest compensation (as defined in subsection 3.8) for the Plan Year until all Qualified Nonelective Contributions for such Plan Year have been allocated or such Participant’s Annual Additions (as defined in subsection 7.10) equal 5% of his compensation (as defined in subsection 3.8) for the Plan Year.  If any Qualified Nonelective Contributions remain after the allocation in the preceding sentence, the Qualified Nonelective Contributions shall be allocated to the Pre-Tax Account of the Participant meeting the criteria described in (i) and (ii) above with the next lowest amount of compensation (as defined in subsection 3.8) for the Plan Year until all such Qualified Nonelective Contributions have been allocated or such Participant’s Annual Additions equal 5% of his compensation (as defined in subsection 3.8) for the Plan Year.  This process shall be repeated until all Qualified Nonelective Contributions for the Plan Year have been allocated.  Qualified Nonelective Contributions for a Plan Year shall be contributed no later than twelve (12) months after the last day of such Plan Year.

SECTION 4

Employer Contributions

4.1                                 Amount of Employer Contributions.  The aggregate amount of “Employer Contributions” to the Plan for each Plan Year shall be an amount equal to the sum of the

Participation Share Contribution and the Performance Share Contribution made on behalf of all Eligible Participants (as defined in subsection 7.5) for that Plan Year.

(a)                                  The amount of the “Participation Share Contribution” made on behalf of each Eligible Participant is equal to the sum of (i) $.50 for each $1.00 of Basic Pre-Tax Deposits made during that Plan Year by such Eligible Participant that do not exceed 3% of his Eligible Compensation for the Plan Year plus (ii) $.25 for each $1.00 of Basic Pre-Tax Deposits made during that Plan Year by such Eligible Participant that exceeds 3% of his Eligible Compensation but does not exceed 5% of his Eligible Compensation for the Plan Year.

(b)                                 The amount, if any, of each Eligible Participant’s “Performance Share Contribution” for the Plan Year shall be determined by the Company in its sole discretion.  The amount of the Performance Share Contribution per dollar of Participation Share Contribution for any Plan Year shall be the same for all Eligible Participants.  Notwithstanding the foregoing, the maximum amount of Performance Share Contributions that the Company may authorize for any Plan Year shall not exceed the sum of (i) $.50 for each $1.00 of Basic Pre-Tax Deposits made during that Plan Year by such Eligible Participant that do not exceed 3% of his Eligible Compensation for the Plan Year plus (ii) $.25 for each $1.00 of Basic Pre-Tax Deposits made during that Plan Year by such Eligible Participant that exceeds 3% of his Eligible Compensation but does not exceed 5% of his Eligible Compensation for the Plan Year.

Notwithstanding the foregoing, if a Participant terminates employment on or after January 1, 2009 and prior to January 16, 2009 and is an Eligible Participant (as defined in subsection 7.5) for the Plan Year commencing on January 1, 2009, then such Participant shall be entitled to have an Employer Contribution credited to his Account for the Plan Year commencing on January 1, 2009 in an amount that shall be no less than the Participation Share Contribution that would have been credited to such Participant’s Account for such Plan Year under the terms of the Plan in effect immediately prior to the adoption of this amendment.

4.2                                 Funding of Employer Contributions.  The Employer Contributions required under subsection 4.1 for any Plan Year shall be funded (A) with the Company Shares released from the Suspense Account under subsection 10.5 (based on the fair market value of the shares determined as of December 31 of that Plan Year) and allocated to the Accounts of Participants in accordance with subparagraph 10.6(b), (B) with forfeitures and cash contributions or contributions of Company Shares (based on the fair market value of the Company Shares as of December 31 of that Plan Year), as provided in subsection 4.5, allocated to Participants’ Company Accounts in accordance with the provisions of subsection 7.5, and/or (C) dividends on Company shares held in a Suspense Account (and earnings thereon) which are allocated directly to Participants’ Accounts pursuant to subsection 10.3.  The Company shall determine, in its sole discretion, the portion, if any, of the Employers’ cash contributions that will be allocated directly to Participants’ Accounts and the portion that will be used to make principal and interest payments on outstanding ESOP Loans in accordance with subsection 10.4  Notwithstanding the foregoing, for any Plan Year, the minimum amount of the Employers’ cash contributions required to be used to make principal and interest payments on outstanding ESOP Loans shall be an amount which, after taking into account the use of dividends and earnings in accordance with subsection 10.3, is sufficient to meet all scheduled payments of principal and interest on outstanding ESOP Loans.

4.3                                 Individual Employer’s Share of Aggregate Contribution Amount.  The Company shall have the authority to determine, in its complete discretion, the manner in which the Employer Contribution expense shall be allocated among the Employers.

4.4                                 Limitations on Employer Contributions.  Each Employer’s total contribution for a Plan Year is conditioned on its deductibility under Section 404 of the Code in that year, shall comply with the contribution limitations set forth in subsection 7.10, and shall not exceed an amount equal to the maximum amount deductible on account thereof by the Employer for that year for purposes of federal taxes on income.

4.5                                 Payment of Employer Contributions.  The Employers’ total contribution under the Plan for any Plan Year shall be due no later than the time prescribed by law for filing the Employer’s federal income tax return for the taxable year ending with or within such Plan Year, including extensions thereof; provided that Qualified Nonelective Contributions for a Plan Year shall be contributed no later than twelve (12) months after the last day of such Plan Year.  Employer Contributions may be made in cash or in Company Shares, or partly in each.  If an Employer contributes Company Shares, (i) the Company Shares shall be valued at their fair market value as of the last day of the Plan Year for which they were contributed for purposes of determining the number of shares the Employer is required to contribute pursuant to subsection 4.2 and for purposes of determining the number of Company Shares required to be allocated to Participants’ Company Accounts under subsection 7.5, and (ii) such Company Shares shall be valued at their fair market value on the date of contribution for all other purposes.

4.6                                 Verification of Employer Contributions.  If for any reason the Company decides to verify the correctness of any amount or calculation relating to an Employer’s contribution for any Plan Year, the certificate of an independent accountant selected by the Company as to the correctness of any such amount or calculation shall be conclusive on all persons.

4.7                                 No Interest in Employers.  The Employers shall have no right, title or interest in the Trust Fund, nor shall any part of the Trust Fund revert or be repaid to an Employer, directly or indirectly, unless:

(a)                                  the Internal Revenue Service initially determines that the Plan, as applied to such Employer, does not meet the requirements of Section 401(a) of the Code, in which event the contributions made to the Plan by such Employer shall be returned to it within one year after such adverse determination;

(b)                                 a contribution is made by such Employer by mistake of fact and such contribution is returned to the Employer within one year after payment to the Trustee; or

(c)                                  a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Employer within one year after the disallowance of the deduction.

Contributions may be returned to an Employer pursuant to subparagraph (a) above only if they are conditioned upon initial qualification of the Plan, and an application for determination was made by the time prescribed by law for filing the Employer’s Federal income tax return for the taxable year in which the Plan was adopted (or such later date as the Secretary of the Treasury may prescribe).  The amount of any contribution that may be returned to an Employer pursuant to subparagraph (b) or (c) above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant’s Account balances to be less than the amount of such balances had the contribution not been made under the Plan.

SECTION 5

Plan Investments

5.1                                 The Trust Fund.  The “Trust Fund” as at any date will consist of all property of every kind then held by the Trustee.

5.2                                 The Investment Funds.  The Trust Fund shall consist of all assets held in the profit sharing portion of the Plan and the Stock Bonus/ESOP portion of the Plan as described in subsection 1.2.

(a)                                  The Allstate Stock Fund is maintained under the Stock Bonus/ESOP portion of the Plan.

(i)                                    The profit sharing portion of the Plan shall consist of three or more diversified Investment Funds designated by the Investment Committee from time to time.

Pending investment, reinvestment, or distribution as provided in the Plan, the Trustee may invest all or a portion of the assets of any one or more of the Investment Funds in cash, commercial paper, short-term obligations, or undivided interests or participations in common or collective short-term investment funds.  Any Investment Fund may be partially or entirely invested in any common or commingled fund or in any group annuity, deposit administration or separate account contract issued by a legal reserve life insurance company which is invested generally in property of the kind specified for the Investment Fund.

The Investment Committee, in its discretion, may direct the Trustee to establish such Investment Funds or to terminate any of the Investment Funds (other than the Allstate Stock Fund) as it shall from time to time consider appropriate and in the best interests of the Participants.  The funds established hereunder may be referred to collectively as the “Investment Funds” and individually as an “Investment Fund.”

5.3                                 Investment Fund Elections.  All Participant Deposits, Rollover Deposits, Qualified Nonelective Contributions and Employer Contributions shall be contributed under the Stock Bonus/ESOP portion of the Plan.  Although Participant Deposits, Rollover Deposits and Qualified Nonelective Contributions shall be contributed to the Stock Bonus/ESOP portion of the Plan, the Company understands and recognizes that Participants may want to diversify the investment of their deposits to minimize the risk of loss associated with the investment in a single security and invest all or a portion of such deposits and Qualified Nonelective Contributions in Investment Funds other than the Allstate Stock Fund.  Accordingly, the Plan provides Participants with an opportunity to diversify the investment of all or any portion of their deposits and/or Qualified Nonelective Contributions in accordance with the provisions of this subsection 5.3 by having such deposits and Qualified Nonelective Contributions invested in Investment Funds other than the Allstate Stock Fund.

Participant Deposits, Qualified Nonelective Contributions and Rollover Deposits shall be temporarily invested in cash, commercial paper, short-term obligations, or undivided interests or participations in common or collective short-term investment funds maintained under the Stock Bonus/ESOP pending the Trustee’s investment of such deposits in accordance with Participants’ diversification/investment elections then in effect.

If a Participant elects (as provided below) to diversify all or any portion of such deposits and/or Qualified Nonelective Contributions by having such deposits and Qualified Nonelective Contributions invested in Investment Funds other than the Allstate Stock Fund, the portion of such deposits and/or Qualified Nonelective Contributions that the Participant has elected to diversify shall be transferred to the profit sharing portion of the Plan as soon as reasonably practicable after such deposits and/or Qualified Nonelective Contributions are contributed and shall be invested among the Investment Funds in accordance with the Participant’s investment directions under this subsection 5.3.  The portion of such deposits and/or Qualified Nonelective Contributions that the Participant has not elected to diversify shall be invested in the Allstate Stock Fund as soon as reasonably practicable after such deposits are contributed.

A Participant may make a diversification/investment election under this subsection at such time, in such manner, and with respect to such Investment Funds as the Administrative Committee shall determine, and such election shall be effective only in accordance with such rules as the Administrative Committee shall establish.  A diversification/investment election under this subsection will remain in effect with respect to all future Participant Deposits,

Qualified Nonelective Contributions and Rollover Deposits until the Participant files a new election under this subsection.  If a Participant fails to make an election under this subsection 5.3, his Participant Deposits, Qualified Nonelective Contributions and Rollover Deposits shall be invested in the Allstate Stock Fund under the Stock Bonus/ESOP portion of the Plan.

Except as provided in subsection 5.5, Employer Contributions shall be automatically invested in the Allstate Stock Fund under the Stock Bonus/ESOP portion of the Plan.

5.4                                 Rollover Account, Pre-Tax Account and After-Tax Account Investment Fund Transfers.  A Participant may elect to transfer all or part of the interest of his Pre-Tax Account, After-Tax Account and Rollover Account that is invested in the Allstate Stock Fund to one or more of the other Investment Funds.  If the Participant elects to transfer any portion of his Pre-Tax Account, After-Tax Account and Rollover Account from the Allstate Stock Fund into any other Investment Fund, such portion of the Participant’s Accounts shall be transferred from the Stock Bonus/ESOP portion of the Plan to the profit sharing portion of the Plan and invested among the Investment Funds in accordance with the Participant’s investment directions.

A Participant may also elect to have all or part of the interest of his Pre-Tax Account, After-Tax Account and Rollover Account that is held in an Investment Fund under the profit sharing portion of the Plan transferred to one or more other Investment Funds in the profit sharing portion of the Plan and/or to the Allstate Stock Fund.  If the Participant elects to transfer any portion of his Pre-Tax Account, After-Tax Account and Rollover Account from one or more Investment Funds under the profit sharing portion of the Plan to one or more other Investment Funds under the profit sharing portion of the Plan, such amounts shall remain in the profit sharing portion of the Plan.  If the Participant elects to transfer any portion of his Pre-Tax Account, After-Tax Account and Rollover Account from any Investment Fund in the profit sharing portion of the Plan to the Allstate Stock Fund, such portion of the Participant’s Accounts shall be transferred from the profit sharing portion of the Plan to the Stock Bonus/ESOP portion of the Plan.

Each investment election under this subsection shall be made at such time, in such manner, and with respect to such Investment Funds as the Administrative Committee shall determine and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee.  Each investment election under this subsection 5.4 shall apply to all of the Participant’s Accounts (other than the Company Account) uniformly.  Subject to subsection 5.5, a Participant shall not be permitted to make a separate investment election applicable only to a single Account.

5.5                                 Company Account Investment Fund Transfers.  A Participant may elect to transfer all or part of the interest of his Company Account that is invested in the Allstate Stock Fund to one or more of the other Investment Funds.  If the Participant elects to transfer any portion of his Company Account from the Allstate Stock Fund into any other Investment Fund, such portion of the Participant’s Company Account shall be transferred from the Stock Bonus/ESOP portion of the Plan to the profit sharing portion of the Plan and invested among the Investment Funds in accordance with the Participant’s investment directions.

A Participant who has elected to diversify a portion of his Company Account pursuant to the preceding paragraph may subsequently elect to have all or part of the interest of his Company Account that is held in an Investment Fund under the profit sharing portion of the Plan transferred to one or more other Investment Funds in the profit sharing portion of the Plan and/or to the Allstate Stock Fund.  If the Participant elects to transfer any portion of his Company Account from one or more Investment Funds under the profit sharing portion of the

Plan to one or more other Investment Funds under the profit sharing portion of the Plan, such amounts shall remain in the profit sharing portion of the Plan.  If the Participant elects to transfer any portion of his Company Account from any Investment Fund in the profit sharing portion of the Plan to the Allstate Stock Fund, such portion of the Participant’s Company Account shall be transferred from the profit sharing portion of the Plan to the Stock Bonus/ESOP portion of the Plan.

Each investment election under this subsection shall be made at such time, in such manner, and with respect to such Investment Funds as the Administrative Committee shall determine and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee.

5.6                                 Participants as Named Fiduciaries with Respect to the Allstate Stock Fund.  A Participant shall be a named fiduciary within the meaning of Section 402 of ERISA to the extent of his authority to elect either the continued investment of his Accounts in Company Shares or the transfer of such shares to other Investment Funds as provided in subsections 5.3, 5.4 and/or 5.5, as applicable.

SECTION 6

Period of Participation

6.1                                 Settlement Date.  A Participant’s “Settlement Date” will be the date on which his employment with all of the Employers is terminated for any reason.  If a Participant is transferred from employment with an Employer to employment with a Nonparticipating Controlled Group Member (as defined in subsection 6.3) then, for the purpose of determining when his Settlement Date occurs under this subsection 6.1, his employment with such

Nonparticipating Controlled Group Member (or any Nonparticipating Controlled Group Member to which he is subsequently transferred) shall be considered as employment with the Employers.

6.2                                 Restricted Participation.  If (i) payment of all of a Participant’s Account balances is not made at his Settlement Date or (ii) a Participant transfers to a Nonparticipating Controlled Group Member or no longer meets the requirements of subparagraph 2.1, the Participant or his beneficiary will be treated as a Participant for all purposes of the Plan, except as follows:

(a)                                  The Participant will not share in Employer Contributions after his Settlement Date or during any period he is either employed by a Nonparticipating Controlled Group Member or fails to meet the requirements of subparagraph 2.1, except as provided in subsection 7.5.

(b)                                 The Participant may not make Participant Deposits under Section 3 after his Settlement Date or during any period he is either employed by a Nonparticipating Controlled Group Member or fails to meet the requirements of subparagraph 2.1.

(c)                                  The Participant may not make a withdrawal under subsection 8.1 or 8.2 after his Settlement Date.  Distribution of a Participant’s Account balances after the Participant’s Settlement Date will be made in accordance with subsection 9.2.

(d)                                 The Participant may not receive a loan under subsection 8.5 after his Settlement Date or during any period he is employed by a Nonparticipating Controlled Group Member.

6.3                                 Controlled Group Member.  A “Controlled Group Member” means:

(a)                                  any corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) which contains an Employer;

(b)                                 any trade or business (whether or not incorporated) which is under common control with an Employer (within the meaning of Section 414(c) of the Code); or

(c)                                  any trade or business (whether or not incorporated) which is a member of an affiliated service group with an Employer (within the meaning of Section 414(m) of the Code) or is otherwise required to be aggregated with an Employer pursuant to regulations issued under Section 414(o) of the Code.

A “Nonparticipating Controlled Group Member” means any Controlled Group Member which is not an Employer under the Plan.

SECTION 7

Accounting

7.1                                 Separate Accounts.  The Administrative Committee will maintain the following Accounts in the name of each Participant:

(a)                                  a “Pre-Tax Account” which will reflect his Pre-Tax Deposits, Catch-Up Deposits and Qualified Nonelective Contributions under the Plan and the income, losses, appreciation and depreciation attributable thereto;

(b)                                 an “After-Tax Account” which will reflect his After-Tax Deposits under the Plan and the income, losses, appreciation and depreciation attributable thereto (except as provided in subsection 5.2);

(c)                                  a “Company Account” which will reflect his share of Employer Contributions under the Plan, his share of employer contributions allocated under the Prior Plan, and the income, losses, appreciation and depreciation attributable thereto; and

(d)                                 a “Rollover Account” which will reflect any Rollover Deposits he made to the Plan and the income, losses, appreciation and depreciation attributable thereto.

The Administrative Committee also may maintain such other Accounts and sub-Accounts in the names of Participants or otherwise as it considers advisable.  Accounts reflecting a Participant’s interest in the Allstate Stock Fund shall be maintained on a unit, rather than a share, basis.  The accounting for the other Investment Funds shall be maintained on a unit, share or dollar basis, as determined (on an Investment Fund by Investment Fund basis) by the Administrative Committee.  Unless the context indicates otherwise, references in the Plan to a

Participant’s “Account” or “Accounts” means all Accounts maintained in his name under the Plan.

7.2                                 Accounting Date.  A “Regular Accounting Date” is the last day of any Plan Year.  A “Special Accounting Date” is any date designated as such by the Administrative Committee and a special accounting date occurring under subsection 13.3.  The term “Accounting Date” includes both a Regular Accounting Date and a Special Accounting Date.

7.3                                 When Employer Contributions are Considered Made.  For purposes of this Section 7, Employer Contributions for any Plan Year will be considered to have been made on the last day of that year, regardless of when paid to the Trustee and allocated to Participants’ Company Accounts.  Such Employer Contributions will reflect any increase or decrease in the Fair Market Value of the Allstate Stock Fund units between the last day of the Plan Year and the date the Employer Contributions are actually allocated to Participants’ Accounts.

7.4                                 Adjustment of Participants’ Accounts.  The income, losses, appreciation and depreciation of each Investment Fund will be allocated as they arise to the Accounts of each Participant with an interest in the Investment Fund, pro rata, according to the portion of the Participant’s Account balance invested in that fund.  Adjustments under this subsection 7.4 shall be made as of each Valuation Date, based on the fair market value of the assets of the Investment Fund as of that date.  A “Valuation Date” means each day on which the New York Stock Exchange is open for business.

7.5                                 Allocation of Employer Contributions.  Subject to subsections 7.10 and 7.11, the Employer Contributions to the Plan will be allocated and credited to the Accounts of Eligible Participants (as defined below) as follows:

(a)                                  Participation Share Contribution.  As of each Regular Accounting Date, the Employers’ Participation Share Contribution made on behalf of each Eligible Participant for the Plan Year ending on that date shall be allocated and credited to the Company Account of each Eligible Participant for that Plan Year in the amount determined under subsection 4.1(a) based on his Basic Pre-Tax Deposits during that Plan Year.

(b)                                 Performance Share Contribution.  As of each Regular Accounting Date, the Employers’ Performance Share Contribution, if any, for the Plan Year ending on that date shall be allocated and credited to the Company Account of each Eligible Participant for that Plan Year in the proportion that the Participant’s Participation Share Contributions for that Plan Year bears to the Participation Share Contributions made on behalf of all Eligible Participants for such Plan Year.

For purposes of allocating Employer Contributions under paragraphs (a) and (b) above for a Plan Year, the term “Eligible Participant” means a Participant who either (i) is employed by an Employer or Controlled Group Member on the Regular Accounting Date for such Plan Year or (ii) was employed by an Employer at any time during the Plan Year and died, or otherwise terminated employment with the Employers and Controlled Group Members after both completing 20 years of Vesting Service (as defined in Section 9.1) and attaining age 55 years (or completing 10 years of Vesting Service (as defined in Section 9.1) and attaining age 50 years, if the termination was for health reasons).  Amounts allocated in error to a Participant’s Company Account under this subsection 7.5 shall be forfeited and shall be applied to reduce future Employer Contributions for the Plan Year in which such adjustment to the Participant’s Company Account is actually made.

The number of Company Shares allocated to the Company Account of any Participant pursuant to this subsection 7.5 shall be determined based on the fair market value of the Company Shares as of the Regular Accounting Date regardless of the date on which such Company Shares are contributed or released from the Suspense Account.

7.6           Crediting of Participant Deposits and Qualified Nonelective Contributions.  Subject to subsections 3.7, 5.3 and 7.11, each Participant’s Pre-Tax Deposits, Catch-Up Deposits and Qualified Nonelective Contributions made on his behalf will be credited to his Pre-Tax Account under the Stock Bonus/ESOP portion of the Plan, and each Participant’s After-Tax Deposits will be credited to his After-Tax Account under the Stock Bonus/ESOP portion of the Plan.

7.7           Charging Distributions.  All payments or distributions made to a Participant or his beneficiary will be charged to the appropriate Accounts of such Participant when they are made.

7.8           Rollovers.  At the direction of the Administrative Committee, and in accordance with such rules as the Administrative Committee may establish from time to time, eligible rollover distributions described in Section 402(c)(4) of the Code or rollover amounts described in Section 403(a)(4), which are timely contributed to the Plan by a Participant or which are transferred directly from the distributing plan to the Plan in a direct rollover (a “Rollover Deposit”), will be credited to a Rollover Account established in the name of the Participant when they are received by the Trustee.  Notwithstanding the foregoing, the Trustee shall not accept as a Rollover Deposit any amount that would be excluded from the Participant’s gross income if it was distributed directly to the Participant and not rolled over into the Plan or any other plan or individual retirement account that accepts rollover contributions.  Any amount received by the Trustee for a Participant in accordance with this subsection 7.8 shall be adjusted from time to time in accordance with subsection 7.4 and shall be fully Vested in the Participant for whom it is held under the Plan.

7.9           Statement of Account.  Each Participant shall be able to access information regarding his Account balances and Account transactions on a daily basis through electronic and/or telephonic media in accordance with such rules and procedures as the Administrative Committee may establish.  No Participant, except one authorized by the Administrative Committee, shall have the right to inspect the records reflecting the Accounts of any other Participant.

7.10         Contribution Limitations.  For each Plan Year, the Annual Addition (as defined below) to a Participant’s accounts under all defined contribution plans maintained by the Employers or any Controlled Group Member shall not exceed the lesser of $46,000 (in 2009, adjusted in subsequent years in accordance with regulations and rulings under Code Section 415(d)) or 100 percent of the Participant’s Section 415 compensation (as defined below) during that Plan Year.  The term “Annual Addition” for any Plan Year means the sum of the Employer Contributions, Qualified Nonelective Contributions, Participant Deposits and forfeitures credited to a Participant’s Accounts for that year plus the employer contributions and employee contributions made under any other defined contribution plan maintained by an Employer or a Controlled Group Member; provided, however, that (i) Annual Additions shall not include catch-up contributions described in Code Section 414(v) or rollover contributions and (ii) for any Plan Year in which no more than one-third of the Employer Contributions made under the Stock Bonus/ESOP portion of the Plan which are deductible under Code Section 404(a)(9) are allocated to Highly Compensated Employees (as defined in subsection 3.8), the Annual Addition shall not include Employer Contributions used to pay interest on an ESOP Loan (as defined in subsection 10.2) or forfeitures.

Annual Additions attributable to Company Shares released from the Suspense Account shall be determined as provided below without regard to the value of such Company Shares.  The amount of a Participant’s Annual Additions attributable to Employer Contributions used to make principal payments (and if clause (ii) of the preceding paragraph does not apply, interest payments) on an ESOP Loan shall equal the total amount of Employer Contributions used to make principal (and if clause (ii) of the preceding paragraph does not apply, interest payments) on the ESOP Loan for the Plan Year multiplied by a fraction the numerator of which is the number of Company Shares allocated to the Participant’s Company Account under subparagraph 10.6(b) for such Plan Year and the denominator of which is the total number of Company Shares allocated to the Company Accounts of all Participants under subparagraph 10.6(b) for such Plan Year.

A Participant’s “Section 415 compensation” means his wages as defined in Section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and all other payments of compensation to the Participant by an Employer or Controlled Group Member for which the Employer or Controlled Group Member is required to furnish a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code.  Section 415 compensation shall be increased by the amounts excludable from income under Sections 125, 132(f)(4) and 402(e)(3) of the Code but shall not exceed the maximum limitation described in Section 401(a)(17) of the Code (as that limitation is adjusted from time to time by the Secretary of the Treasury to reflect cost of living increases).  Notwithstanding the foregoing, Section 415 Compensation for a Plan Year shall not include any compensation paid after the Participant’s severance of employment with all Employers and Nonparticipating Controlled Group Members unless (i) such payment is made before the later of 2½ months after the Participant’s severance of employment or the end of the Plan Year that includes the Participant’s severance of employment and, (ii) the payment consists of regular compensation for services actually rendered (such as base salary or wages, commissions, bonuses, or other similar payments) that would have been paid to the Participant while an employee had he not had a severance of employment, or the payment is for unused accrued bona fide sick, vacation, or other leave that the Participant would have been able to use if his employment had continued.

7.11                           Limitation on Allocation of Contributions.  Notwithstanding the foregoing provisions of this Section 7, in no event shall the Contribution Percentage (as defined below after taking into account the adjustments, if any, required pursuant to subsections 3.6 and 3.7) of the Highly Compensated Employees (as defined in subsection 3.8) who are Plan Participants for any Plan Year exceed the greater of:

(a)                                  the Contribution Percentage of all other Participants for the current Plan Year multiplied by 1.25; or

(b)                                 the lesser of (i) Contribution Percentage of all other Participants for the current Plan Year multiplied by 2.0, or (ii) the Contribution Percentage of all other Participants for the current Plan Year plus 2 percentage points.

The “Contribution Percentage” of a group of Participants for a Plan Year means the average of the ratios, determined separately for each Participant in such group (the “ACR”), of:  (i) the sum of the Employer Contributions allocated to the Participant’s Company Account under subsection 4.1 for such Plan Year, the Participant After-Tax Deposits allocated to such Participant’s After-Tax Account for such Plan Year and, at the discretion of the Administrative Committee, all or any portion of the Qualified Nonelective Contributions made on behalf of the Participant for such Plan Year (to the extent that such Qualified Nonelective Contributions are not included in the Average Deferral Percentage under subsection 3.7 for such Plan Year); to (ii) the Participant’s compensation (as defined in subsection 3.8) for such Plan Year.  Notwithstanding the foregoing, solely for purposes of determining the Contribution Percentage of the group of Participants who are not Highly Compensated Employees, the Employer

Contributions made on behalf of any Participant who is not a Highly Compensated Employee shall be excluded from the sum determined under clause (i) above for such Participant for such Plan Year to the extent that such Participant’s Employer Contributions for the Plan Year exceed the greatest of (x) 5% of the Participant’s compensation (as defined in subsection 3.8), (y) the Participant’s Pre-Tax Deposits for such Plan Year, or (z) the product of 2.0 times the Plan’s representative matching rate (as defined in Treasury Regulation § 1.401(m) - 2(a)(5)(ii)(B)) times the Participant’s Pre-Tax Deposits for such Plan Year.  For purposes of this subsection 7.11, a Participant means any Employee who is directly or indirectly eligible to receive Employer Contributions or to make Participant After-Tax Deposits under the Plan for the Plan Year.

If the Contribution Percentage for the Highly Compensated Employees exceeds the foregoing limitations, the Participant After-Tax Deposits made by and Employer Contributions made on behalf of the Highly Compensated Employees for the Plan Year will be reduced in the following steps:

Step 1:  The aggregate amount of the excess Participant After-Tax Deposits made by and the Employer Contributions allocated to the Highly Compensated Employees for the Plan Year (the “Aggregate Excess”) shall be determined by hypothetically reducing the Participant After-Tax Deposits and/or Employer Contributions of the Highly Compensated Participants for such Plan Year in descending order beginning with the Highly Compensated Employees with highest ACRs until the Contribution Percentage of the Highly Compensated Employees satisfies the foregoing limitations for such Plan Year.

Step 2.  First the Participant After-Tax Deposits and then the Employer Contributions of the Highly Compensated Employees will be reduced in descending order beginning with the Highly Compensated Employees with the largest amount of Participant After-Tax Deposits and Employer Contributions until the Highly Compensated Employees’ Participant After-Tax Deposits and/or

Employer Contributions have been reduced by the entire Aggregate Excess.

If, because of the foregoing limitations, a portion of the Employer Contributions allocated to or the Participant After-Tax Deposits made by a Highly Compensated Employee may not be credited to his Account for a Plan Year, such portion (adjusted for income, gains or losses thereon in accordance with subsection 7.12) shall be distributed to such Highly Compensated Employee within two and one-half months after the end of that Plan Year.

7.12                           Allocation of Net Investment Gains or Losses to Distributions of Excess Contributions.  Any Pre-Tax Deposits exceeding the limits of subsection 3.6 (“excess deferrals”) or subsection 3.7 (“excess pre-tax deposits”), any Employer Contributions attributable to excess deferrals or excess pre-tax deposits which must be forfeited pursuant to subsection 3.6 or 3.7, and any After-Tax Deposits or Employer Contributions exceeding the limits of subsection 7.11 (“excess after-tax deposits or matching contributions”) for a Plan Year that are distributed or forfeited pursuant to subsection 3.6, 3.7 or 7.11 shall be increased by the net investment gains and/or reduced by the amount of any net investment losses attributable to such distributed or forfeited contributions.  Such net investment gains or losses shall equal the product of:

(a)                                  the total investment gains or losses credited to the Participant’s Account to which the distributed or forfeited contributions were made for the period (the “Measuring Period”) beginning on the first day of such Plan Year (or calendar year, as applicable) and ending a day that is no earlier than the seventh day immediately preceding the date on which such distribution or forfeiture is made, multiplied by

(b)                                 a fraction, the numerator of which is the amount of contributions distributed or forfeited and the denominator of which is the balance of such Account as of the first day of such Measuring Period plus the contributions allocated to such Account during the Measuring Period.

Notwithstanding the foregoing, for purposes of determining the net investment gains or losses attributable to (i) excess deferrals made for Plan Years commencing prior to January 1, 2007, (ii)

excess pre-tax deposits made on or after January 1, 2008, (iii) any Employer Contributions made on or after January 1, 2008 with respect to excess deferrals or excess pre-tax deposits which must be distributed or forfeited pursuant to subsection 3.6 or 3.7, and (iv) any excess after-tax deposits or matching contributions made for Plan Years commencing on or after January 1, 2008, the Measuring Period shall end on the last day of the Plan Year for which such contributions were made.

SECTION 8

Withdrawals and Loans During Employment

8.1                                 Partial Withdrawals.  A Participant may elect to withdraw all or any portion of the balance in his:

(a)                                  Pre-Tax Account (excluding Pre-Tax Deposits and Catch-Up Deposits made during the Plan Year of withdrawal), if he has attained age 59½.

(b)                                 After-Tax Account.

(c)                                  Vested Company Account (excluding Employer Contributions paid to the Plan within the past 24 months if he has been a Participant in the Plan and the Prior Plan for fewer than 5 years).

(d)                                 Rollover Account.

Each election by a Participant under this subsection 8.1 shall be made at such time and in such manner as the Administrative Committee shall determine and shall be effective in accordance with such rules as the Administrative Committee shall establish.

8.2                                 Hardship Withdrawal of Pre-Tax Deposits and Catch-Up Deposits.  Subject to the following provisions of this subsection 8.2, a Participant who has not attained age 59½ may elect to withdraw all or any portion of his Pre-Tax Deposits and Catch-Up Deposits (excluding Pre-Tax Deposits and Catch-Up Deposits made during the Plan Year of withdrawal) then credited to his Pre-Tax Account (but not in excess of the then balance in such Account); provided that the withdrawal is necessary in light of immediate and heavy financial needs of the Participant.  Such a withdrawal shall not exceed the amount required to meet the immediate financial need and not reasonably available from other resources of the Participant (including all other distributions and non-taxable loans currently available under the Plan).  Each such election shall be made at such time and in such manner as the Administrative Committee shall determine and shall be effective in accordance with such rules as the Administrative Committee shall establish and publish from time to time.  Immediate and heavy financial needs are limited to amounts necessary for:

(a)                                  Medical expenses incurred by the Participant, his spouse or his dependents that are not reimbursed or compensated through insurance or otherwise.

(b)                                 Purchase (excluding mortgage payments) of a principal residence for the Participant.

(c)                                  Payment of tuition and related educational fees for the next 12-months of post-secondary education for the Participant, his spouse or his dependents.

(d)                                 Preventing foreclosure on or eviction from the Participant’s principal residence.

(e)                                  Payment of funeral expenses for the death of a relative of the Participant.

(f)                                    Payment of uninsured costs of repairing the Participant’s principal residence as a result of a catastrophic event.

If a Participant makes a withdrawal under this subsection 8.2, he must discontinue making Pre-Tax Deposits and After-Tax Deposits under the Plan and all other elective deferrals (other than catch-up contributions described in Section 414(v) of the Code) and employee contributions under any other qualified and nonqualified plans of deferred compensation maintained by an Employer or Controlled Group Member as of the date of withdrawal, and he may not resume making such contributions until six months after such hardship withdrawal is approved.

8.3                                 Charging of Withdrawals.  A withdrawal in cash by a Participant under subsection 8.1 or 8.2 shall be charged to the interest of the Participant’s Account in the Investment Funds on a proportionate basis.  A withdrawal in the form of shares of stock by a Participant under subsection 8.1 shall be charged to the portion of the Participant’s Account that is invested in the Allstate Stock Fund.  Any withdrawal by a Participant under subsection 8.1 shall be deemed to apply first to his After-Tax Account, then to his Rollover Account, then to his Company Account, and finally to his Pre-Tax Account.  Withdrawals under subsection 8.1 in the form of both cash and shares of stock shall be treated first as an election to withdraw shares and then as an election to withdraw cash.  In determining the amount any Participant may withdraw hereunder, the portion of the Participant’s Accounts that is invested in one or more outstanding loans made to the Participant pursuant to subsection 8.4 shall not be available for withdrawal under subsections 8.1 or 8.2.

8.4                                 Loans to Participants.  While it is the primary purpose of the Plan to accumulate funds for the Participants when they retire, it is recognized that under some circumstances, it is in the best interests of Participants to permit loans to be made to them while they continue in the active service of the Employers.  Accordingly, the Administrative Committee, pursuant to such rules as it may from time to time establish, and upon application by a Participant supported by such evidence as the Administrative Committee requests, may direct the Trustee to make a loan from the Trust Fund to a Participant subject to the following:

(a)                                  The principal amount of any loan made to a Participant, when added to the outstanding balance of all other loans made to the Participant from all qualified plans maintained by the Employers, shall not exceed the lesser of:

(i)                                     $50,000, reduced by the excess (if any) of the highest outstanding balance during the one-year period ending immediately preceding the date of the loan, over the outstanding balance on the date of the loan, of all such loans from all such plans; or

(ii)                                  one-half of the Participant’s Vested Account balances under the Plan.

(b)                                 The loan proceeds shall be taken from the Participant’s Accounts in the following order:  (1) Pre-Tax Account, (2) Rollover Account and (3) his After-Tax Account.  No loans may be made from any portion of the Participant’s Company Account.  The loan proceeds shall be taken pro rata from each Investment Fund in which the Participant’s Account is invested as of the date the loan is made.

(c)                                  Each loan must be evidenced by a written note in a form approved by the Administrative Committee, shall bear interest at a reasonable rate, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan.

(d)                                 Each note representing a loan to a Participant will be segregated in a separate fund held by the Trustee as a separate earmarked investment solely for the Account of the Participant.

(e)                                  The loan and any accrued but unpaid interest with respect thereto, shall constitute a first lien upon the interest of such Participant in the Accounts from which the loan is made to the extent that the loan and accrued interest is unpaid.

(f)                                    Each loan shall specify a repayment period that shall not extend beyond five years.  However, the five year limit shall not apply to any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

In the event that a Participant fails to repay a loan according to its terms and foreclosure occurs, the Plan may foreclose on the portion of the Participant’s Accounts that secures the loan; provided that the Plan may not foreclose on a Participant’s Pre-Tax Account until the earlier of the date Participant attains age 59½ or he terminates employment with all Employers and Controlled Group Members.  Such foreclosed amount shall be charged to the Participant’s Accounts and deemed to be a distribution therefrom.  All outstanding loans made to a Participant under the Plan shall be accelerated upon his Settlement Date.  If the Participant fails to repay any such loan or portion of a loan within the applicable repayment period following his Settlement Date in accordance with the Plan’s loan procedures, together with the accrued interest thereon, an amount equal to the unpaid balance of such loan, together with any accrued interest thereon, shall be charged to the Participant’s Accounts and treated as a distribution therefrom, after all other adjustments required under the Plan, but before any distribution pursuant to subsection 9.4.  Loan repayments will be suspended under the plan as permitted under Section 414(u)(4) of the Code.

SECTION 9

Payment of Account Balances

9.1           Vesting.  A Participant’s right to his Pre-Tax Account, After-Tax Account and Rollover Account shall be fully Vested at all times.  A Participant shall become fully Vested in his Company Account if:

(a)                                  On or before his Settlement Date, the Participant dies, attains age 65 (his normal retirement date) or completes three (3) years of Vesting Service (as defined below); or

(b)                                 The Participant became eligible to participate in this Plan at any time prior to March 1, 2009.

If a Participant is not Vested in his Company Account on his Settlement Date, he will forfeit his entire Company Account balance on the earlier of (i) the last day of the Plan Year in which he completes a Five Year Break in Service (as defined below) or (ii) the date he receives a distribution of his entire Vested Account balance.

If a Participant’s Company Account has been forfeited and the Participant subsequently resumes employment with any  Controlled Group Member before he has completed a Five Year Break in Service, the amount forfeited from his Company Account (without any adjustment to reflect imputed investment earnings after such forfeiture occurs) shall be reinstated to the Participant’s Company Account within ninety (90) days after he resumes active employment out of forfeitures occurring during the Plan Year in which such restoration occurs and to the extent that forfeitures are not sufficient, the Company shall make a contribution in an amount sufficient to restore such forfeitures.  The restored forfeitures will be invested in the Investment Funds designated by the Participant pursuant to subsection 5.3; provided, however, that if the Participant has not made an investment election under subsection 5.3 on or after the date he resumes active employment, the restored forfeitures will be invested in the default Investment Fund designated by the Investment Committee.

For purposes of this subsection 9.1, the term “Vesting Service” means all periods of employment as an employee (or as a Leased Employee) of any Controlled Group Member, including a period in which such person is on a leave of absence granted by such Controlled Group Member.  If a Participant severs his employment with all Controlled Group Members and subsequently resumes employment with a Controlled Group Member before the first anniversary of the day next following the date of severance of the Participant’s previous period of employment with all such entities, such severance from employment will be disregarded for purposes of determining whether the Participant has a Five Year Break in Service and the period between such severance of employment and re-employment shall also be included as Vesting Service.  Solely for purposes of determining a Participant’s Vesting Service under the previous sentence (but not for any other provision in this Plan including, without limitation, for purposes of determining the Participant’s eligibility to make Participant Deposits under Section 3 or receive an allocation of Employer Contributions under subsection 7.5), a severance from employment for a Participant who is absent from work by reason of a maternity or paternity absence and who continues to be absent from work beyond the first anniversary of the first day of such absence shall be deemed to have occurred on the first anniversary of such absence.  For this purpose, an absence for maternity or paternity reasons means an absence by reason of (1) the pregnancy of the Employee, (2) the birth of the child of the Employee, (3) the placement of a child with the Employee in connection with the adoption of such child by Employee, or (4) the purpose of caring for such child following such birth or placement; provided that this sentence and the prior sentence shall only apply if the Participant has provided notice to the Employers that he or she is taking maternity or paternity leave.  Vesting Service shall also include any period that a Participant is considered to be an employee of a domestic corporation under the provisions of Code Section 406 or a domestic parent corporation under the provisions of Code Section 407.  With respect to persons employed by American Heritage Life Insurance Company on December 31, 2003 whose employment was transferred to Allstate Insurance Company on January 1, 2004, Vesting Service shall also include all periods of employment with American Heritage Life Insurance Company that precedes periods of service as an employee of a Nonparticipating Controlled Group Member.

For purposes of this subsection 9.1, a Participant will have had a “Five Year Break in Service” if the Participant has a period of severance lasting for a period of at least five consecutive years.  A Participant’s period of severance means the period commencing on the date the Participant has a severance from employment with all Controlled Group Members and ending on the date the Participant is re-employed by any Controlled Group Member; provided, however, that the period of severance for a Participant who is absent from work by reason of a maternity or paternity absence and who continues to be absent from work beyond the first anniversary of the first day of such absence shall be deemed to commence on the second anniversary of such absence.

For purposes of this Plan, a Participant’s “Vested” Account is the portion of the Participant’s Account that is nonforfeitable.  A Participant’s “Nonvested” Account is the portion of the Participant’s Company Account that is forfeitable in accordance with this subsection 9.1.

9.2           Manner of Distribution.  Subject to the conditions set forth below and the provisions of subsection 9.3, after each Participant’s Settlement Date, distribution of the balances in the Participant’s Accounts (to the extent Vested) will be made to or for the benefit of the Participant by either of the following methods:

(a)                                  By payment in one lump sum distribution.

(b)                                 By payment in one or more partial distributions during the period ending on the last day of the month in which the Participant attains age 69.

If a Participant dies before complete distribution of his Vested benefits and his beneficiary is his surviving spouse, the remaining portion of his benefits may be distributed by either of the methods set forth in subparagraphs (a) and (b) next above at any time during the period following the Participant’s death and ending on or before the last day of the month in which the Participant would have attained age 69 had he survived.  If a Participant dies before complete distribution of his benefits and his beneficiary is not his surviving spouse, his remaining Vested benefits shall be distributed in the form of a lump sum cash payment as soon as practicable after his date of death, but no later than 90 days after the date on which a separate Account is established in the name of the beneficiary.  Distributions shall be made in the form of cash; provided, however, that a Participant and his surviving spouse may elect, pursuant to such rules as the Administrative Committee may establish, to receive distribution of their interest in the Allstate Stock Fund in the form of Company Shares.  Notwithstanding the provisions of this subsection 9.2, a Participant may elect to have any specified percentage of his Account distributed in the form of Company Shares.  Any Company Shares so distributed shall be valued at their fair market value (as defined in subsection 10.7) on the date of distribution.  All distributions under the Plan shall comply with the requirements of Section 401(a)(9) of the Code and the final regulations thereunder.

9.3           Commencement of Distributions.  If a Participant’s Vested Account balances at the time of distribution do not exceed $1,000, distribution shall be made to the Participant, or in the case of his death, to his beneficiary, in the form of a lump sum cash payment as soon as practicable after his Settlement Date.  If a Participant’s Vested Account balances at the time of distribution exceed $1,000, the Participant or his surviving spouse may elect, in accordance with such rules as the Administrative Committee may establish, to defer commencement of distribution of the Participant’s benefits to a date not later than the last day of the month in which the Participant attains (or would have attained) age 69.  Except as provided below in this paragraph, all of a Participant’s remaining Vested Account balances shall be distributed as soon as practicable after the end of the month in which the Participant attains (or would have attained) age 69.  If a Participant’s Settlement Date has not occurred by the last day of the month in which he attains age 69, his remaining Vested Account balances shall be distributed by payment in a lump sum as soon as practicable after his Settlement Date.

Notwithstanding the foregoing, the Vested Account balances of a Participant who is a five percent owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which he attains age 70½ shall be distributed no later than April 1 of the following calendar year and the Vested Account balances of a Participant who is not a five percent owner with respect to the Plan Year ending in the calendar year in which he attains age 70½ shall be distributed no later than April 1 following the later of the calendar year in which he attains age 70½ or retires.  Moreover, a Participant’s Vested benefits shall be distributed (unless the Participant elects otherwise) no later than the 60th day after the latest of the close of the Plan Year in which (i) such Participant attains age 65, (ii) occurs the 10th anniversary of the date on which such Participant commenced participation in the Plan, or (iii) such Participant’s employment with all Employers is terminated; provided, however, that the Participant’s failure to request a distribution shall be deemed to be an election to defer commencement of distributions for purpose of this paragraph.  Nothing in this paragraph shall be construed to permit any Participant to defer distribution of his benefits to any date that is later than the latest date on which such Participant’s distributions may be paid under the first paragraph of this subsection 9.3.

9.4           Designation of Beneficiary.  Each Participant from time to time, by signing a form furnished by the Administrative Committee, may designate any person or persons (who may be designated concurrently, contingently or successively) to whom his Vested benefits are to be paid if he dies before he receives all of his Vested benefits.  A beneficiary designation form will be effective only when the form is filed with the Administrative Committee while the Participant is alive, and an effective beneficiary designation will cancel all beneficiary designation forms previously filed with the Administrative Committee.  If a Participant designates someone other than (or in addition to) his spouse as his primary beneficiary, his spouse must consent in writing to the designation.  Such a consent will be effective only if it acknowledges the specific beneficiary and the effect of the beneficiary designation, is witnessed by a notary public, and may not be changed without further spousal consent.  If a Participant designates someone other than (or in addition to) his spouse as his primary beneficiary, and his spouse does not (or cannot) consent and is living at his death, the Participant’s beneficiary designation shall be ineffective, and his benefits shall be distributed to his spouse.  If a deceased Participant failed to designate a beneficiary as provided above, or if all of the designated beneficiaries die before the Participant, the Participant’s benefits shall be distributed to his spouse or, if there is no surviving spouse, to the legal representative or representatives of the estate of the Participant; provided, however, that in the absence of an estate, the Participant’s benefits shall be distributed to the person or persons who would be entitled to receive the benefits under the laws of descent and distribution of the State of Illinois.  If a beneficiary who is living at the Participant’s death dies before complete payment of the Participant’s benefits, the Participant’s benefits shall be distributed to the legal representative or representatives of the estate of such beneficiary; provided, however, that if the beneficiary is the surviving spouse of the Participant, the Participant’s benefits shall be distributed in accordance with the spouse beneficiary’s properly completed beneficiary designation form, if any.  Notwithstanding the foregoing, if a deceased Participant’s beneficiary, including his spouse, disclaims his right to the Participant’s Accounts in accordance with Section 2518 of the Code, such beneficiary shall be treated as having predeceased the Participant.  The term “designated beneficiary” as used in the Plan means the person or persons (including a trustee or other legal representative acting in a fiduciary capacity) designated by a Participant as his beneficiary in the last effective beneficiary designation form filed with the Administrative Committee under this subsection and to whom a deceased Participant’s benefits are payable under the Plan.  The term “beneficiary” as used in the Plan means the natural or legal person or persons to whom a deceased Participant’s benefits are payable under this subsection.  The term “spouse” as used in this subsection means the spouse to whom the Participant was married at the earlier of the date of his death or the date payment of his benefits commenced, and who is living at the date of the Participant’s death.  With respect to each Participant in the Plan who was a Participant in the Prior Plan, the last effective beneficiary designation form filed by such Participant under the Prior Plan shall remain in effect under the Plan unless and until changed by the Participant in accordance with the provisions of this subsection 9.4; provided, however, that any beneficiary designation form signed by a Participant before October 1, 1991, that has not been re-signed by the Participant on or after October 1, 1991, shall be invalid and shall not be given effect.

9.5           Missing Participants or Beneficiaries.  Each Participant and each designated beneficiary must file with the Administrative Committee from time to time in writing his post office address and each change of post office address.  Any communication, statement or notice addressed to a Participant or beneficiary at his last post office address filed with the Administrative Committee, or if no address is filed with the Administrative Committee then, in the case of a Participant, at his last post office address as shown on the Employers’ records, will be binding on the Participant and his beneficiary for all purposes of the Plan.  Neither the Employers nor the Administrative Committee will be required to search for or locate a Participant or beneficiary.  If the Administrative Committee attempts to notify a Participant or beneficiary that he is entitled to benefits under the Plan, and the Participant or beneficiary fails to claim his benefits or make his whereabouts known to the Administrative Committee within a reasonable time after the notification, the benefits of the Participant or beneficiary shall be forfeited; provided that such benefits shall be reinstated if the Participant or beneficiary makes a claim for the forfeited benefits.

9.6           Facility of Payment.  When a person entitled to benefits under the Plan is under legal disability, or, in the Administrative Committee’s opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Administrative Committee may direct the Trustee to pay the benefits to such person’s legal representative, or to a relative or friend of such person for such person’s benefit, or the Administrative Committee may direct the application of such benefits for the benefit of such person.  Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

9.7           Direct Transfer of Eligible Rollover Distributions.  If payment of a Participant’s Vested benefits constitutes an “Eligible Rollover Distribution” (as defined below), then the Participant, the Participant’s spouse or other “Eligible Distributee” (as defined below) may elect to have such distribution payable directly to an eligible retirement plan described in Section 402(c)(8)(B) of the Code; provided, however, that the portion, if any, of an Eligible Rollover Distribution that would not be includable in the Participant’s gross income if distributed to the Participant shall not be paid directly to any eligible retirement plan other than a qualified retirement plan described in Code Section 401(a) or 403(a), an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b).  In addition, the portion, if any, of an Eligible Rollover Distribution that is payable to the Participant’s non-spouse beneficiary shall not be paid directly to any eligible retirement plan other than an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b).  Each election under this subsection 9.7 shall be made at such time and in such manner as the Administrative Committee shall determine and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee.

An “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of an Eligible Distributee, except that an Eligible Rollover Distribution does not include:  (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s beneficiary, or over a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); or (iii) any distribution made on account of hardship.

An “Eligible Distributee,” with respect to a Participant’s Vested Accounts, means the Participant, the Participant’s surviving spouse or former spouse who is an alternate payee under a qualified domestic relations order and any non-spouse beneficiary of the Participant who is a “designated beneficiary” within the meaning of Code Section 401(a)(9)(E).

9.8           Distribution to Alternate Payees.  The Trustee, in accordance with such rules and procedures as the Administrative Committee from time to time shall establish, may distribute Vested benefits to an alternate payee on the earliest date specified in a qualified domestic relations order, without regard to whether such distribution is made or commences prior to the Participant’s earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the Participant could commence receiving benefits under the Plan.  Unless a qualified domestic relations order provides otherwise, an alternate payee’s benefits shall be distributed in the form of a lump sum cash payment no later than 90 days after the date on which a separate Account is established in the name of the alternate payee.

9.9                                 Forfeitures.  In the event of a forfeiture under the Plan of all or any portion of a Participant’s Account balance, such forfeiture shall be applied to restore forfeitures, pursuant to Section 9.1, against expenses of the Plan or as a reduction in the amount of Employer Contributions required under the Plan, as the Plan Administrator in his discretion shall determine.

SECTION 10

Relating to Company Shares

10.1                           Company Shares.  The Stock Bonus/ESOP portion of the Plan is intended to be invested primarily in Company Shares.  For all purposes of the Plan, the term “Company Shares” means common stock of the Company.

10.2                           Investment in Company Shares.  Subject to Participants’ investment election under subsections 5.3, 5.4 and 5.5, Participant Deposits, Rollover Deposits, Qualified Nonelective Contributions and Employer Contributions under the Plan shall be invested by the Trustee in Company Shares primarily to provide Participants with whole or fractional interests in Company Shares which shall be held in the Allstate Stock Fund under the Stock Bonus/ESOP portion of the Plan.  For any period during which funds held by the Trustee under the Stock Bonus/ESOP portion of the Plan are not invested in Company Shares, such funds may be retained in cash or invested in short-term securities.  Company Shares may be acquired by the Trustee, subject to applicable law, through private purchases, purchases from the Company (including purchases from the Company of treasury shares or authorized but unissued shares), or otherwise.

The Trustee is authorized to incur debt (an “ESOP Loan”) for the purpose of acquiring Company Shares or for the purpose of repaying all or any portion of any outstanding ESOP

Loan, including any debt or portion thereof incurred by the trustees of the Prior Plan which may be assumed or refinanced by the Trustee.  The terms of any ESOP Loan as set forth in the applicable loan agreement (and other related agreements) shall be subject to the conditions and restrictions set forth in the applicable provisions of the trust agreement or agreements between the Company and the Trustee.

The terms of the ESOP Loan shall satisfy the following requirements:

(a)                                  The interest rate on the ESOP Loan may not be in excess of a reasonable rate of interest;

(b)                                 The ESOP Loan shall be for a specific term and not payable upon demand except in the event of default;

(c)                                  The ESOP Loan shall be, at the time the loan is made (i) primarily for the benefit of Participants and beneficiaries, (ii) at a reasonable rate of interest, and (iii) under terms at least as favorable to the Plan as the terms of a comparable ESOP Loan resulting from arms-length negotiations between independent parties;

(d)                                 At the time the ESOP Loan is made, the interest rate on the ESOP Loan and the price of the Company Shares acquired with the proceeds of the ESOP Loan should not be such that Plan assets may be drained off;

(e)                                  The proceeds of the ESOP Loan must be used within a reasonable time after their receipt to acquire Company Shares, to repay such ESOP Loan or to refinance or repay a prior exempt loan;

(f)                                    Company Shares acquired with the proceeds of an ESOP Loan shall be credited to a “Suspense Account” until released in accordance with subsection 10.5;

(g)                                 The ESOP Loan shall be without recourse against the Plan and the assets that may be given as collateral for the ESOP Loan shall be limited to the Company Shares acquired with the proceeds of the ESOP Loan or Company Shares that were purchased with the proceeds of a prior exempt loan that is being repaid with the proceeds of the ESOP Loan;

(h)                                 No person entitled to payment under the ESOP Loan shall have any right to any assets of the Plan other than (i) the collateral given for the ESOP Loan, (ii) earnings on such collateral (including but not limited to dividends paid on unallocated Company Shares held in the Suspense

Account) and (iii) Employer Contributions made to satisfy the Plan’s obligations under the ESOP Loan;

(i)                                     In the event of a default upon the ESOP Loan, the value of the Plan assets that may be transferred in satisfaction of the ESOP Loan shall not exceed the amount of the default and, if the lender is a party in interest or disqualified person, only to the extent of the failure of the Plan to meet the payment schedule of the ESOP Loan; and

(j)                                     If Company Shares acquired with the proceeds of an ESOP Loan consist of more than one class of security, upon distribution of the Company Shares to a Participant, the distribution must be made in substantially the same proportion of each class of Company Shares held by the Plan.

10.3                           Dividends on Company Shares.  Cash dividends on Company Shares held in a Suspense Account as of the last day of the Plan Year, and the earnings thereon for a Plan Year, shall be allocated between payment of principal and interest on the ESOP Loan maintained with respect to such Suspense Account and direct allocation to Participants’ Accounts in such manner that the sum of (x) the fair market value (determined as of December 31 of such Plan Year) of the Company Shares released from the Suspense Account as a result of using cash dividends to make principal and interest payments for such Plan Year on the outstanding ESOP Loan plus (y) the dividends and earnings that are not used to make payments on the outstanding ESOP Loan but are instead allocated directly to Participants’ Accounts for such Plan Year equals:

(a)                                  The aggregate amount of the Employer Contributions for that Plan Year as determined under subsection 4.1 minus

(b)                                 The sum of (i) the amount of cash contributions and contributions of Company Shares (based on the fair market value of the Company Shares as of December 31 of such Plan Year) designated by the Company for direct allocation to Participants’ Accounts for that Plan Year plus (ii) the fair market value (determined as of December 31 of that Plan Year) of the Company Shares released from the Suspense Account for such Plan Year as a result of using cash contributions to make principal and interest payments on the ESOP Plan.

Cash dividends on Company Shares acquired with the proceeds of an ESOP Loan that have been allocated to Participants’ Accounts shall, at the direction of the Administrative Committee, be:  (a) used to make payments on such ESOP Loan (or an ESOP Loan that refinanced such ESOP Loan), (b) reinvested in Company Shares and/or (c) distributable to Participants and beneficiaries (as provided below).

Cash dividends on Company Shares that were not acquired with the proceeds of an ESOP Loan shall, at the direction of the Administrative Committee, be:  (a) reinvested in Company Shares or (b) distributable to Participants and beneficiaries (as provided below); provided, however, if the Administrative Committee so directs, cash dividends on Company Shares acquired prior to August 5, 1989 also shall be used to make payments on outstanding ESOP Loans.

Any amount that is applied to make a payment on an outstanding ESOP Loan after the last day of a Plan Year (the “prior plan year”), but on or before the due date (including extensions thereof) for the filing of the federal income tax return of the Company for the tax year in which the last day of such prior plan year occurs, may be designated by the Company as a payment with respect to such prior plan year.

Any cash dividends on Company Shares allocated to Participants’ Accounts that the Administrative Committee designates as distributable to Participants and beneficiaries (“Distributable Dividends”) shall (at the election of each Participant and beneficiary at such time and in such manner as the Administrative Committee shall determine) be (i) distributed to the Participant or beneficiary no later than 90 days after the end of the Plan Year in which such dividends are paid to the Trustee or (ii) retained by the Participant’s or beneficiary’s Accounts and reinvested in additional Company Shares; provided, however, that dividends on Company

Shares that are held in the nonvested portion of the Participant’s or beneficiary’s Account (determined at the time the Plan receives such dividends) shall not be treated as Distributable Dividends.  If a Participant or beneficiary fails to make a timely election with respect to his Distributable Dividends, he will be deemed to have elected to have his Distributable Dividends retained by his Accounts and reinvested in additional Company Shares.  At the direction of the Administrative Committee, the Trustee shall “acquire” Company Shares necessary to reinvest Distributable Dividends that are retained by the Participant’s (or beneficiary’s) Accounts from one or more of the following means:  (1) by purchasing additional Company Shares from the market, (2) by purchasing additional Company Shares from the Company, (3) by using Company Shares currently held in the Allstate Stock Fund for other Participants who have elected to transfer out of the Allstate Stock Fund pursuant to an investment election made under Section 5, who have elected to receive loans pursuant to subsection 8.5 or who have elected to receive a cash withdrawal or distribution pursuant to Section 8 or 9, or (4) if the Administrative Committee determines that it is in the best interests of Participants and beneficiaries, by transferring such dividends to the Suspense Account to be used to repay an ESOP Loan in exchange for the release of Company Shares from the Suspense Account and allocation of such Company Shares to Participants’ Accounts pursuant to subsection 10.6(a).  Notwithstanding the foregoing, cash dividends on Company Shares allocated to the Company Account of any Participant that is not Vested at the time the dividends are paid shall be reinvested in Company Shares; provided, however, that if such dividends are paid with respect to Company Shares that were acquired with the proceeds of an ESOP Loan, the Administrative Committee may, in its sole discretion, direct such dividends to be used to make payments on such ESOP Loan (or an ESOP Loan that refinanced such ESOP Loan).

10.4                           ESOP Loan Payments.  The Trustees shall use all Employer Contributions that the Company has directed pursuant to subsection 4.2 to be used to make principal and interest payments (including principal prepayments) on any outstanding ESOP Loan to make such principal and interest payments; provided, that the minimum amount of Employer Contributions that shall be used to make payments on an ESOP Loan under this subsection 10.4 for a Plan Year shall be an amount which, after taking into account the use of dividends and earnings in accordance with subsection 10.3, is sufficient to meet all scheduled payments of principal and interest on outstanding ESOP Loans.  In addition to the foregoing contributions, in any Plan Year, the Employers may make supplemental contributions to be used by the Trustee to pay expenses of the Plan and any related trust and to satisfy the dividend requirements for that year with respect to Company Shares allocated to Participants’ Accounts.  To the extent that dividends paid on Company Shares held in the Suspense Account for a Plan Year exceed the greater of (i) the amount required to meet any scheduled payment of principal and interest for the Plan Year or (ii) the amount necessary to fund the Participation Share Contributions and the Performance Share Contributions determined by the Company pursuant to subsection 4.1, such dividends shall be retained by the Suspense Account and used in subsequent Plan Years as set forth in subsection 10.3.

10.5                           Release of Company Shares From Suspense Account.  As of the last day of each Plan Year, or as of each calendar quarter in the case of Company Shares allocable for that Plan Year as dividend replacements under subparagraph 10.6(a), throughout the duration of an ESOP Loan, a portion of the Company Shares acquired with the proceeds of such ESOP Loan shall be withdrawn from the Suspense Account and allocated to Participants’ Accounts in accordance with the provisions of subsection 10.6.

(a)                                  Subject to the provisions of subparagraph (b) next below, the number of Company Shares which shall be released from the Suspense Account for any Plan Year (calculated separately with respect to each ESOP Loan) shall be equal to the product of:

(i)                                     the number of Company Shares acquired with the proceeds of the ESOP Loan held in the Suspense Account prior to any allocations as dividend replacements for that Plan Year;

multiplied by

(ii)                                  a fraction, the numerator of which is the amount of principal and interest paid on that loan for that Plan Year and the denominator of which is the amount of principal and interest paid or payable on that loan for that Plan Year and for all future years.  For purposes of determining this fraction, if the interest rate under the ESOP Loan is variable, the interest rate to be paid in future years shall be assumed to be equal to the interest rate applicable as of the last day of the Plan Year.

(b)                                 Notwithstanding the provisions of subparagraph (a) next above, if provided by the terms of an ESOP Loan or directed by the Administrative Committee prior to the first payment of principal or interest on any ESOP loan, the number of Company Shares attributable to such ESOP Loan which are withdrawn from the Suspense Account for any Plan Year shall be proportionate to principal payments only, provided that:

(i)            such withdrawal is consistent with the provisions of the ESOP Loan with respect to the release of Company Shares as collateral, if any, for such loan;

(ii)           the ESOP Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

(iii)          interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and

(iv)          the term of the ESOP Loan, together with any renewal, extension or refinancing thereof, does not exceed ten years.

The provisions of this subsection 10.5 shall apply without regard to the date on which Employer Contributions for a Plan Year are actually contributed and the number of Company Shares to be released is actually determined.  Thus, while the number of Company Shares to be released from the Suspense Account for a Plan Year shall be determined as of the last day of the Plan Year, the actual release of such shares may occur after the last day of the Plan Year.

10.6                           Allocation and Crediting of Company Shares.  Company Shares released from the Suspense Account for any Plan Year shall be allocated and credited as follows:

(a)                                  To the extent that dividends on Company Shares previously allocated to Participants’ Accounts have been used to make payments on an ESOP Loan, such Accounts shall be credited with Company Shares with a fair market value determined as of the business day prior to the dividend payment date equal to the amount of such dividend.

(b)                                 As of each December 31, any Company Shares released from the Suspense Account for the Plan Year ending on that date and not credited in accordance with subparagraph (a) next above shall be:  (i) credited to the Company Accounts of Participants pursuant to subsection 7.5, based on the fair market value of the Company Shares on that December 31; and; (ii) if any such Company Shares remain unallocated after the crediting of Company Shares under subparagraph (i) next above, such remaining Company Shares shall be credited to the Company Accounts of those Participants entitled to receive a Performance Share Contribution as of that December 31, according to the Basic Pre-Tax Deposits made by them, respectively, during the Plan Year ending on that date.

(c)                                  All Company Shares allocated as of December 31 of a Plan Year to Participants in accordance with subparagraph (b) above shall be treated as Employer Contributions for purposes of subsection 7.11 and as “matching contributions” for purposes of Section 401(m) of the Code for the Plan Year ending on such December 31.

10.7                           Fair Market Value.  For purposes of the Plan, the “fair market value” of a Company Share as of any date means the closing price of a share of such stock on that date as reported on the New York Stock Exchange, unless such date is not a trading date, in which case it means the closing price as reported on the most recent trading date.

Notwithstanding the foregoing, in the event that Company Shares are not readily tradable on an established securities market, all valuations of Company Shares with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to the requirements of the regulations prescribed under Code Section 170(a)(1).

10.8                           Voting and Tendering of Company Shares.  Notwithstanding any other provisions of the Plan:

(a)                                  Company Shares held by the Trustee shall be voted as follows:

(i)                                     Before each meeting of the Company’s shareholders, the Trustee or the Company (with the Trustee’s consent) shall furnish to each Participant (in such manner and by such means as the Trustee shall determine, including, without limitation, by means of electronic delivery) with a proxy statement for the meeting, together with an appropriate form on which the Participant may provide voting instructions (including instructions on matters not specified in the proxy statement which may come before the meeting) for the Company Shares credited to the Participant’s Account under the plan on the record date for such meeting.  Upon timely receipt of such instructions, such shares shall be voted as instructed.

(ii)                                  If the Trustee receives timely voting instructions with regard to at least 50 percent of the total outstanding Company Shares credited to Participants’ Accounts according to subparagraph (a)(i) next above, then Company Shares of any class for which the Trustee does not receive timely voting directions, including those shares which are not credited to Participants’ Accounts, shall be voted in the same proportion as all Company Shares of that class held under the Plan (including shares held in a separate trust fund) with respect to which directions are received by the Trustee or by any other trustee acting under the Plan.  If the Trustee receives timely voting instructions with regard to less than fifty percent of the total outstanding Company Shares credited to Participants’ Accounts, then the Trustee shall vote uncredited and undirected credited shares in its sole discretion.

(b)                                 Tender and exchange rights with respect to Company Shares held by the Trustee shall be exercised as follows:

(i)                                     Each Participant shall be furnished (in such manner and by such means as the Trustee shall determine, including, without limitation, by means of electronic delivery) with a notice of any tender or exchange offer for, or a request or invitation for tender of, Company Shares, together with an appropriate form on which such Participant may instruct the Trustee with respect to the tender or exchange of Company Shares credited to his Account.  Company Shares as to which the Trustee has received timely instructions shall be tendered or exchanged in accordance with such instructions.

(ii)           Company Shares credited to Participants’ Accounts for which instructions are not timely received shall not be tendered or exchanged.

(iii)          Company Shares which are not credited to Participants’ Accounts shall be tendered or exchanged by the Trustee in its sole discretion.

(c)                                  The Company and the Trustee shall take all reasonable steps necessary to assure that Participants’ individual directions shall remain confidential.  Notwithstanding the foregoing, the Trustee shall provide such information with respect to the tender or exchange of Company Shares as an independent recordkeeper may require for operation of the Plan if such recordkeeper agrees to keep such information confidential.

(d)                                 The Trustee shall execute such ballots, proxies or other instruments as may be necessary or desirable in order to effectuate the provisions of this subsection 10.8.

(e)                                  Each Participant shall be a named fiduciary within the meaning of Section 402 of ERISA to the extent of his authority under this subsection 10.8 to exercise voting, tender and exchange rights with respect to Company Shares credited to his Accounts under the Plan and with respect to a proportionate share of the uncredited Company Shares and the credited Company Shares for which other Participants do not give timely voting instructions to the Trustee.

(f)                                    For purposes of this subsection 10.8, voting instructions by Participants may be given in writing or, if available, by use of an automated telephone system or through an Internet web site.

10.9                           Put Option for Purchase of Company Shares by the Company.  If any Company Shares acquired with the proceeds of an exempt loan are not readily tradable on an established market (or thereafter ceases to be readily tradable) and such Company Shares are distributed from the Plan, the distributee shall be given an option exercisable only by the distributee (or the distributee’s donees or a person, including an estate of a distributee, to whom the security passes by reason of the Participant’s death), to put the security to the Company for a 60 day period beginning on the date of distribution (“First Put Period”) and for another 60 day period commencing on the first anniversary of the date of distribution (“Second Put Period”).  The Company shall notify the distributee of the fair market value of the Company Shares before the beginning of the First Put Period and again before the beginning of the Second Put Period.  The Plan shall have the right, but not the obligation, to assume the rights and obligations of the Company with respect to the put option at the time the put option is exercised.  A put option hereunder shall be exercised by the holder notifying the Company in writing that the put option is being exercised.

A put option shall be exercisable at a price equal to the fair market value of the security determined as of the most recent Valuation Date for which there has been an appraisal (as provided in subsection 10.7) following the Participant’s exercise of the put option.  If the distributee exercises a put option with respect to Company Shares received by the Participant as part of an installment distribution, the Company shall pay for such Company Shares not later than thirty days after the exercise of such option.  If the distributee exercises a put option with respect to Company Shares received as part of a distribution to the Participant within one taxable year of the balance to the credit of the Participant’s account, the Company may pay for such Company Shares not later than 30 days after the exercise of such option or may elect to pay for such Company Shares with deferred payments.  Payments for Company Shares put to the Company may be deferred only if adequate security and a reasonable rate of interest are provided and if periodic payments are made in substantially equal installments (at least annually) beginning within 30 days after the date the put option is exercised and extending for no more than 5 years after the put option is exercised.  No Company Shares acquired with the proceeds of an ESOP Loan shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by or when distributed by the Plan, whether or not the Plan is then a Stock Bonus/ESOP Plan.

The foregoing protections and rights in this subsection 10.9 are non-terminable, except to the extent required or permitted under applicable law, Treasury Regulations and rulings of the Internal Revenue Service, with respect to Company Shares acquired with the proceeds of an exempt loan regardless of whether the Plan continues to be maintained as a leveraged employee stock ownership Plan with respect to such Company Shares.

SECTION 11

Administration

11.1                           Administrative Committee.  The Plan is administered by an administrative committee (the “Administrative Committee”) consisting of one or more persons (who may but need not be Employees of the Employers).  The members of the Administrative Committee shall be appointed by the Profit Sharing Committee of the Company and shall serve at the pleasure of the Profit Sharing Committee of the Company.  The Administrative Committee shall be the named fiduciary under ERISA with respect to the administration of the Plan.

11.2                           General Powers, Rights and Duties of the Administrative Committee.  Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Administrative Committee elsewhere in the Plan and the trust agreement, the Administrative Committee shall have the following discretionary powers, rights and duties:

(a)                                  To select a Secretary, who may but need not be an Administrative Committee member.  The Secretary of the Administrative Committee shall be the “Plan Administrator” as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code.

(b)                                 To construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of Employees or Participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties.

(c)                                  To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and trust agreement.

(d)                                 To enforce the Plan in accordance with the terms of the Plan and the trust agreement and the rules and regulations adopted by the Administrative Committee as above.

(e)                                  To maintain and keep adequate records concerning the Plan in such form and detail as it may decide.

(f)                                    To direct the Trustee as respects payments or distributions from the Trust Fund in accordance with the provisions of the Plan.

(g)                                 To furnish the Employers with such information as may be required by them for tax or other purposes in connection with the Plan.

(h)                                 To employ agents, attorneys, accountants or other persons (who also may be employed by the Employers) and to allocate or delegate to them such powers, rights and duties as the Administrative Committee may consider necessary or advisable to properly carry out administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.  Any action of the person to whom such powers, rights and duties are allocated or delegated shall have the same force and effect as if such action had been taken by the Administrative Committee.  Neither the Administrative Committee nor any of its members shall be liable for the acts or omissions of such delegates or persons to whom responsibilities have been allocated except as required by law.

Notwithstanding any other provision of the Plan to the contrary, the Administrative Committee shall also be authorized or permitted to carry out any transaction or activity pursuant to a court order, court-approved settlement or agreement between the Employer or the Plan with either the Department of Labor or the Internal Revenue Service.

11.3                           Investment Committee.  The assets of the Plan are managed by a plan investment committee (the “Investment Committee”) consisting of one or more persons (who may but need not be Employees of the Employers).  The members of the Investment Committee shall be appointed by the Profit Sharing Committee of the Company and shall serve at the pleasure of the Profit Sharing Committee of the Company.  The Investment Committee shall be a named fiduciary under ERISA with respect to the investment of plan assets.

11.4                           General Powers, Rights and Duties of the Investment Committee.  Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the Investment Committee elsewhere in the Plan and the trust agreement, the Investment Committee shall have the following discretionary powers, rights and duties:

(a)                                  To direct the Trustee to the extent required under the terms of any trust agreement with respect to the acquisition, retention and disposition of Plan assets and with respect to the exercise of investment powers, authorities and discretions relating to such assets; provided, however, that subject to the provisions of the Plan and trust agreement, the Trustee shall invest that portion of the assets of the Plan consisting of Employer Contributions and earnings thereon in Company Shares to the end that, in the largest measure possible, Participants may share in the earnings of the Company and acquire a proprietary interest therein.

(b)                                 To furnish the Trustee, the Administrative Committee and the Company with such information as may be required by them for any purpose related to the Plan.

(c)                                  To adopt such rules of procedure and regulations as in the Investment Committee’s opinion may be necessary for the proper and efficient performance of the Investment Committee’s duties and responsibilities.

(d)                                 To appoint a Chairman and a Secretary, who may, but need not, be members of the Investment Committee, and to employ such other agents, attorneys, accountants, investment advisors and other persons and to delegate to them and allocate among them, in writing, such powers, rights and duties as the Investment Committee may consider necessary or advisable properly to carry out the Investment Committee’s responsibilities, and in the same manner to revoke such delegation and allocation; the acceptance of such written allocation or delegation shall also be in writing; any action of the delegate or person to whom responsibilities have been allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Investment Committee; and neither the Investment Committee nor any of its members shall be liable for the acts or omissions of such delegates or persons to whom responsibilities have been allocated except as required by law.

(e)                                  Without limiting the generality of subparagraph (d) next above, to appoint an investment manager as defined in Section 3(38) of ERISA (“Investment Manager”) to manage (with power to acquire and dispose of) the assets of the Plan, which Investment Manager may or may not be a subsidiary of the Company, and to delegate to any such Investment Manager all of the powers, authorities and discretions granted to the Investment Committee hereunder or under the trust agreement (including the power to delegate and the power, with prior notice to the Investment Committee, to appoint an Investment Manager), in which event any direction to the Trustee from any duly appointed Investment Manager with respect to the acquisition, retention or disposition of Plan assets shall have the same force and effect as if such direction had been given by the Investment Committee, and to remove any Investment Manager; provided, however, that the power and authority to manage, acquire, or dispose of any asset of the Plan shall not be delegated except to an Investment Manager, and provided further that the acceptance by any Investment Manager of such appointment and delegation shall be in writing, and the Investment Committee shall give notice to the Trustee, in writing, of any appointment of, delegation to or removal of an Investment Manager.

11.5                           Manner of Action of the Administrative Committee and Investment Committee.  During a period in which two or more members of the Administrative Committee or the Investment Committee are acting, the following provisions apply where the context admits:

(a)                                  An Administrative Committee or Investment Committee member by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

(b)                                 The Administrative Committee and Investment Committee members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

(c)                                  An action or a decision of a majority of the members of the Administrative Committee or Investment Committee as to a matter shall be as effective as if taken or made by all members.

(d)                                 If, because of the number qualified to act, there is an even division of opinion among the Administrative Committee or Investment Committee members as to a matter, a disinterested party selected by the Administrative Committee or Investment Committee shall decide the matter and his decision shall control.

(e)                                  Except as otherwise provided by law, no member of the Administrative Committee or Investment Committee shall be liable or responsible for an act or omission of the other members in which the former has not concurred.

(f)                                    The certificate of the Secretary of the Administrative Committee or Investment Committee or of a majority of the Administrative Committee or Investment Committee members that the Administrative Committee or Investment Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

11.6                           Administrative Committee and Investment Committee Expenses.  All costs, charges and expenses reasonably incurred by the Administrative Committee and the Investment Committee (including, to the extent permitted by law, all direct expenses incurred by the Company or any Employer in providing administrative and asset management services to the Plan or otherwise incurred by them in connection with the Plan) will be paid from the Trust Fund to the extent not paid by the Employers in such proportions as the Company may direct.  No compensation will be paid to an Administrative Committee or Investment Committee member as such.

11.7                           Information Required by Administrative Committee.  Each person entitled to benefits under the Plan shall furnish the Administrative Committee with such documents, evidence, data or information as the Administrative Committee considers necessary or desirable for the purpose of administering the Plan.  The Employers shall furnish the Administrative Committee with such data and information as the Administrative Committee may deem necessary or desirable in order to administer the Plan.  The records of the Employers as to an Employee’s or Participant’s period of employment, Hours of Service, termination of employment and the reason therefore, Leave of Absence, reemployment and compensation will be conclusive on all persons unless determined to the Administrative Committee’s satisfaction to be incorrect.

11.8                           Uniform Rules.  The Administrative Committee shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

11.9                           Claims Procedures.  Each Participant or beneficiary (for purposes of this subsection called a “Claimant”) may submit his claim for benefits, including any claim for breach of fiduciary duty or other violation of the Plan or ERISA (a “Claim”), to the Administrative Committee (or other person designated by the Administrative Committee who shall be a named fiduciary under ERISA with respect to the administration of such claim) in writing in such form as is permitted by the Administrative Committee.  A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim, prior to his filing a Claim with the Administrative Committee (or its designee) and exhausting his rights to review in accordance with this subsection.  Any Claim that is based, in whole or in part, on the failure of the Administrative Committee (or its agents) to follow the proper directions given by the Participant or beneficiary in accordance with the provisions in the Plan (including without limitation, the failure to follow the Participant’s or beneficiary’s investment directions or the Participant’s payroll deduction election for Participant Deposits), must be submitted to the Administrative Committee (or its designee) no later than one hundred twenty (120) days after the date on which such direction was given (or allegedly given) and the failure of a Claimant to submit such Claim within such one hundred twenty (120) day period shall be conclusive grounds for denial of such Claim.

When a Claim has been filed properly, such Claim shall be evaluated and the Claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such Claim unless special circumstances require an extension of time for processing the Claim.  If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period, and such notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the Claim was filed).  A Claimant shall be given a written notice in which he shall be advised as to whether the Claim is granted or denied, in whole or in part.  If a Claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (4) the Claimant’s rights to seek review of the denial.

If a Claim is denied, in whole or in part, the Claimant shall have the right to request that the Administrative Committee review the denial, provided that he files a written request for review with the Administrative Committee within sixty (60) days after the date on which he received written notification of the denial.  A Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrative Committee.  A Claimant must address all issues that are relevant to his Claim in connection with his request for review.  If a Claimant fails to raise or address any material issue relevant to his Claim in connection with his request for review, the Administrative Committee shall not consider such issue on review and the Claimant shall have no right to later reopen or resubmit such Claim based on such issue.  Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall, within such initial sixty (60) day period, be given a written notification specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed).  The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based.  A decision on review shall be final and binding on all persons for all purposes.  If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court, and the denial of the claim shall become final and binding on all persons for all purposes.  Moreover, no Claimant shall have any right to bring action in any court more than one hundred eighty (180) days after notification to the Claimant of the decision on review under this paragraph.

11.10                     Administrative Committee’s Decision Final.  Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Administrative Committee (or its designee) made by the Administrative Committee (or its designee) in good faith shall be binding on all persons.  A misstatement or other mistake of fact shall be corrected when it becomes known and the Administrative Committee shall make such adjustment on account thereof as it considers equitable and practicable.

SECTION 12

General Provisions

12.1                           Additional Employers.  Any Subsidiary or Affiliate of the Company may, with the Company’s consent, adopt the Plan and become a party to the trust agreement by filing with the Administrative Committee a written instrument (approved by the Administrative Committee) to that effect.

12.2                           Action by Company or Employers.  Any action required or permitted to be taken by the Company or an Employer under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by the Company’s or Employer’s charter or by-laws or by resolution of its Board of Directors or such committee.

12.3                           Waiver of Notice.  Any notice required under the Plan may be waived by the person entitled to such notice.

12.4                           Gender and Number.  Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

12.5                           Controlling Law.  Except to the extent superseded by laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.

12.6                           Employment Rights.  The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of an Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

12.7                           Interests Not Transferable.  The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act or pursuant to a qualified domestic relations order as defined in Section 414(p) or except as permitted under Section 401(a)(13)(C) of the Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

12.8                           Absence of Guaranty.  None of the Administrative Committee, the Investment Committee, nor the Employers in any way guarantee the Trust Fund from loss or depreciation.  The liability of the Trustee or the Administrative Committee to make any payment under the Plan will be limited to the assets held by the Trustee which are available for that purpose.

12.9                           Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

12.10                     Liabilities and Responsibilities of the Trustee, Administrative Committee, Investment Committee and Employers.  Any final judgment or decree which may be rendered against the Plan, the Trustee, the Administrative Committee, the Investment Committee or any other fiduciary with respect to the Plan which is not predicated upon a breach of fiduciary responsibility shall be satisfied from the Plan assets, and not from the individual assets of the Trustee, the members of the Administrative Committee or Investment Committee or other fiduciaries.  No Employer shall have any responsibility or liability whatsoever with reference to the management or conduct of the business of the Plan, or for any act or failure to act on the part of the Trustee, any member of the Administrative Committee or Investment Committee, any Investment Manager or any other fiduciary or their agents and employees.

SECTION 13

Amendment and Termination

13.1                           Amendment.  While the Employers expect and intend to continue the Plan, the Company reserves the right to amend the Plan from time to time, except as follows:

(a)                                  The duties and liabilities of the Administrative Committee or the Investment Committee cannot be changed substantially without its consent;

(b)                                 No amendment shall reduce a Participant’s benefits to less than those to which he would be entitled if he had resigned from the employ of all of the Employers on the day immediately preceding the date of the amendment; and

(c)                                  Except as provided in subsection 4.7, under no condition shall an amendment result in the return or repayment to any Employer of any part of the Trust Fund or the income from it or result in the distribution of the Trust Fund for the benefit of anyone other than persons entitled to benefits under the Plan.

13.2                           Termination.  The Plan will terminate as to all Employers on any date specified by the Company if advance written notice of the termination is given to the Administrative Committee, the Trustee and the other Employers.  The Plan will terminate as to an individual Employer on the first to occur of the following:

(a)                                  The date specified by the Employer if (i) the Company consents to such termination by the Employer and (ii) the Employer provides advance written notice of the termination to the Administrative Committee, the Trustee and the other Employers.

(b)                                 The date that Employer completely discontinues its contributions under the Plan.

(c)                                  The dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that:

(i)                                     in any such event, arrangements may be made with the consent of the Company whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that Employer under the Plan and the trust agreement; and

(ii)                                  if an Employer is merged, dissolved, or in any other way reorganized into, or consolidated with, any other Employer (or any Nonparticipating Controlled Group Member that elects to become an Employer under Section 1.4), the Plan as applied to the Employer or former Employer will automatically continue in effect without a termination thereof.

13.3                           Vesting and Distribution on Termination.  On termination or partial termination of the Plan, the date of termination will be a “Special Accounting Date” and, after all adjustments then required have been made, each affected Participant’s benefits will be fully Vested and nonforfeitable and will be distributable to the Participant or his beneficiary in accordance with the provisions of Section 9.

13.4                           Plan Merger, Consolidation, etc.  In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant’s benefits if the Plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefits he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

SUPPLEMENT A

Special Rules for Top-Heavy Plans

A-1                            Purpose and Effect.  The purpose of this Supplement A is to comply with the requirements of Section 416 of the Code.  The provisions of this Supplement A shall be effective for each Plan Year in which the Plan is a “top-heavy plan” within the meaning of Section 416(g) of the Code.

A-2                            Top-Heavy Plan.  In general, the Plan will be a top-heavy plan for any Plan Year if, as of the last day of the preceding Plan Year (the “determination date”), the aggregate account balances of Participants who are key employees (as defined in Section 416(i)(1) of the Code) exceed 60 percent of the aggregate account balances of all Participants.  In making the foregoing determination, the following special rules shall apply:

(a)                                  A Participant’s account balances shall be increased by the aggregate distributions, if any, made with respect to the Participant during the 1-year period ending on the determination date.  In the case of a distribution made for a reason other than severance from employment, death or disability, the preceding sentence shall be applied by substituting “5-year period” for “1-year period.”

(b)                                 The account balances of a Participant who was previously a key employee, but who is no longer a key employee, shall be disregarded.

(c)                                  The accounts of a beneficiary of a Participant shall be considered accounts of the Participant.

(d)                                 The account balances of a Participant who did not perform any services for an Employer during the 1-year period ending on the determination date shall be disregarded.

A-3                            Key Employee.  In general, a “key employee” is an Employee who, at any time during the Plan Year that includes the determination date, is:

(a)                                  an officer of an Employer receiving annual compensation greater than $150,000 (in 2008, adjusted in subsequent years in accordance with regulations and rulings under Code Section 416(i)(1)(A)); provided, that for purposes of this subparagraph (a), no more than 50 Employees of the Employers (or if lesser, the greater of 3 Employees or 10 percent of the Employees) shall be treated as officers;

(b)                                 a 5 percent owner of an Employer; or

(c)                                  a 1 percent owner of an Employer receiving annual compensation from the Employers of more than $150,000.

A-4                            Minimum Employer Contribution.  For any Plan Year in which the Plan is a top heavy plan, the employer contribution credited to each Participant who is not a key employee shall not be less than 3 percent of such Participant’s compensation for that year.  In no event, however, shall the employer contribution credited in any year to a Participant who is not a key employee exceed the maximum employer contribution credited in that year to a key employee (expressed as a percentage of such key employee’s compensation).  For purposes of this paragraph A-4, “employer contributions” include Pre-Tax Deposits made on behalf of any Participant who is a key employee and Employer Contributions allocated to the Account of any employee under subsection 7.5 but “employer contributions” shall not include any Pre-Tax Deposits made on behalf of any Participant who is not a key employee or any Catch-Up Deposits made on behalf of any employee.

For purposes of this paragraph A-4, a Participant’s compensation means his wages as defined in Section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and all other payments of compensation to the Participant by an Employer or Controlled Group Member for which the Employer or Controlled Group Member is required to furnish a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, increased by the amounts excludable from income under Sections 125, 132(f)(4) and 402(e)(3).

A-5                            Aggregation of Plans.  For purposes of determining whether this Plan is top-heavy, all plans (including terminated plans) within the aggregation group, if any, that includes the Plan will be treated as a single plan.  The “aggregation group” means the required aggregation group (as defined below) or, at the election of the Administrative Committee, a permissive aggregation group (as defined below).

The “required aggregation group” includes (i) each qualified plan (including a terminated plan) maintained by an Employer or Controlled Group Member during the plan year that includes the determination date in which at least one key employee participates, and (ii) each other qualified plan (including a terminated plan) maintained by an Employer or Controlled Group Member during the plan year that includes the determination date which enables a plan described in clause (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code (the “required aggregation group”).

The “permissive aggregation group” includes each plan in the required aggregation group and any other qualified plan (including a terminated plan) maintained by an Employer or Controlled Group Member during the plan year that includes the determination date that when considered with all other plans in the permissive aggregation group would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

A-6                            No Duplication of Benefits.  If the Plan is top heavy and a Plan Participant who is not a key employee participates in this Plan and one or more other defined contribution plans within the aggregation group that includes the Plan, the minimum employer contribution required under paragraph A-4 shall be made under this Plan.  If the Plan is top heavy and a Plan Participant who is not a key employee also participates in a defined benefit plan within the aggregation group that includes the Plan, (i) the minimum employer contribution otherwise required under paragraph A-4 for the plan year shall not be made under this Plan if such Participant receives a minimum benefit under the defined benefit plan that satisfies the requirements of Code Section 416(c)(1), and (ii) he will receive the minimum employer contribution required under paragraph A-4 if such Participant does not receive a minimum benefit under the defined benefit plan that satisfied the requirements of Code Section 416(c)(1) (except that the minimum contribution required under paragraph A-4 will equal 5 percent of the Participant’s compensation (as defined in paragraph A-4)).

A-7                            Use of Terms.  All terms and provisions of the Plan shall apply to this Supplement A, except that where the terms and provisions of the Plan and this Supplement A conflict, the terms and provisions of this Supplement A shall govern.  This Supplement A shall be construed and interpreted in accordance with the requirements of Section 416 of the Code and the regulations thereunder.

SUPPLEMENT B

In order to insure that the Plan will continue to satisfy the tax qualification requirements of the Code, the Plan Administrator will take the actions described herein with respect to a Participant who is or was an Allstate Neighborhood Agent (“NOA”) who becomes a Litigating Agent, as described herein; provided that the Company informs the Plan Administrator of the NOA’s status as a Litigating Agent.  A “Litigating Agent” is an NOA with respect to whom there is a final, nonappealable decision, within the meaning of Code Sections 7481 or 7463 (or, in the case of a court other than the Tax Court, under the applicable federal rules of procedure), in which the court issues a written opinion deciding that the federal income tax or federal employment tax treatment of income earned or expenses incurred by the NOA with respect to services performed as an NOA for the Company is the tax treatment applicable to an independent contractor.  If the court determines that an NOA who filed a Schedule C with respect to such expenses is not taxed currently on elective contributions held in the Plan for reasons other than the NOA’s status as an employee of the Company, such NOA shall be a Litigating Agent.  An NOA who is determined by a court to be an employee within the meaning of Code Section 3121(d)(3)(B) shall not be a Litigating Agent.  For periods of service performed as an NOA prior to January 1, 1999, a Litigating Agent shall be treated as an independent contractor beginning as of the First Litigation Year and continuing for all subsequent periods in which such Agent performed services as an NOA ending on or before December 31, 1998.  For purposes of this Supplement B, the “First Litigation Year” means, for each Litigating Agent, the earliest tax year at issue in such final, nonappealable decision that is rendered with respect to such Litigating Agent.  A Litigating Agent shall be treated as an independent contractor, for periods in which such Agent performed services as an NOA on or after January 1, 1999, only to the extent that such Agent becomes a Litigating Agent with respect to services performed as an NOA on or after January 1, 1999, in which case such Litigating Agent shall be treated as an independent contractor for all years in which he or she performed services as an NOA beginning as of the First Litigation Year and continuing thereafter.

Pursuant to subsection 11.2(h), the Plan Administrator shall adjust a Litigating Agent’s Accounts, maintained pursuant to subsection 7.1, so that the balance in the Litigating Agent’s Accounts do not include any amount that is equal to the contributions, and earnings thereon, that were allocated to the Litigating Agent’s Account beginning as of January 1 of the First Litigation Year and continuing for all subsequent years in which such Litigating Agent performed services as an NOA and is treated as an independent contractor.  The Plan Administrator shall make a payment from the Plan to a Litigating Agent equal to the amount of any pre-tax deposits, and earnings thereon, plus the amount of any after-tax deposits, and earnings thereon, plus the amount of any employee rollover contributions, and earnings thereon, that were previously allocated to such Litigating Agent’s Account balance for periods beginning as of January 1 of the First Litigation Year and continuing thereafter for all periods in which such Litigating Agent is treated as an independent contractor.  The portion of such payments attributable to pre-tax deposits, after-tax deposits, and the earnings thereon, shall be reported on a Form 1099-R issued to the Litigating Agent as a distribution not eligible for rollover.  No payment from the Plan shall be made on Account of any pre-tax deposits, and earnings thereon, for calendar years 1997 and thereafter to the extent that the Company has made payment to a Litigating Agent on Account of such pre-tax deposits.  A payment shall be treated as paid and constructively received regardless whether such payment is accepted by the Litigating Agent.  The portion of such payment attributable to any employee rollover contributions, and the earnings thereon, shall be treated as an eligible rollover distribution within the meaning of Code Section 402(c)(4).  The adjustments made to the Litigating Agent’s Accounts, unless otherwise distributed to the Litigating Agent, shall be treated in the same manner as a forfeiture pursuant to subsection 9.9.

Notwithstanding the foregoing, nothing in this Supplement B shall impair the Plan Administrator’s or the Administrative Committee’s powers under Section 11, including but not limited to the powers in subsection 11.10.

SUPPLEMENT C

Merger of Laughlin Group, Inc. 401(k) Profit Sharing Plan into
The Savings and Profit Sharing Fund of Allstate Employees

C-1                              Merger of Plans.  Effective as of December 28, 2000 (the “Merger Date”), Laughlin Group, Inc. 401(k) Profit Sharing Plan (the “Laughlin Plan”) was merged into The Savings and Profit Sharing Fund of Allstate Employees (the “Plan”), and thereafter shall be continued in the form of the Plan.

C-2                              Transfer of Account Balances.  All accounts maintained under the Laughlin Plan were transferred to the Plan and credited to appropriate Accounts established under the Plan (“Transferred Accounts”).  Participants in the Laughlin Plan whose account balances were transferred to the Plan under this paragraph C-2 are referred to below as “Laughlin Participants.”  Each Transferred Account shall be subject to the provisions of the Plan, shall be fully Vested and nonforfeitable, shall be invested in accordance with the Participant’s investment election then in effect under the Plan (or, if no investment election is in effect, shall be invested in the Plan’s Money Market Fund until such time as the Participant elects an Investment Fund transfer or reallocation), and shall be treated in a manner consistent with Section 411(d)(6) of the Code and the regulations thereunder.

C-3                              Laughlin Plan Benefits.  Subject to the provisions of the Plan, benefits payable to or on account of any Laughlin Participant who was receiving benefits from the Laughlin Plan prior to the transfer of his Laughlin Plan accounts to the Plan, will be paid under the Plan in the same manner as if the Laughlin Plan had continued in effect without change.  Upon the retirement or other termination of employment of a Laughlin Participant, the benefits, if any, payable to such Participant shall be determined in accordance with the Plan.

SUPPLEMENT D

Merger of the AHL Plans into
The Savings and Profit Sharing Fund of Allstate Employees

D-1                             Merger of Plans.  Effective on or about December 22, 2006 (the “Merger Date”), the American Heritage Life Insurance Company 401(k) Plan and the Employees’ Profit Sharing Retirement Program of American Heritage Life Insurance Company (collectively the “AHL Plans”) shall be merged into The Savings and Profit Sharing Fund of Allstate Employees (the “Plan”), and thereafter they shall be continued in the form of the Plan.

D-2                             Transfer of Account Balances.  The accounts of each participant in the AHL Plans (an “AHL Participant”) shall be transferred to the Plan and credited to the corresponding Account maintained under the Plan on behalf of the AHL Participant (i.e., the AHL Participant’s 401(k) account under the AHL Plans will be transferred to his Pre-Tax Account under the Plan, his rollover account under the AHL Plans will be transferred to his Rollover Account under the Plan, his profit sharing account under the AHL Plans will be transferred to his Company Account under the Plan and his after-tax account under the AHL Plans will be transferred to his After-Tax Account).  Each transferred account shall be fully Vested and nonforfeitable and shall be invested as directed by the Investment Committee based on the investment funds among which each AHL Participants’ transferred accounts were invested under the AHL Plans immediately prior to the Merger Date (unless or until such time as the AHL Participant elects an Investment Fund transfer or reallocation).

D-3                             Distributions and Withdrawals.  Distributions and withdrawals with respect to the accounts transferred from the AHL Plans shall be subject to the terms and conditions of the Plan; provided, however, that an AHL Participant shall be permitted to defer the distribution of the portion of his or Accounts that are attributable to the AHL Plans until April 1 of the year following the year in which the AHL Participant attains age 70½ or terminates his employment with all Employers and all Nonparticipating Controlled Group Members, whichever occurs later.